                                                                   EXHIBIT 10.14

                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------

                               TABLE OF CONTENTS
                               -----------------

ARTICLE I
---------

       DEFINITIONS...........................................................  1

ARTICLE II
----------

       THE MERGER............................................................  6
       2.1   The Merger......................................................  6
             ----------
       2.2   The Closing.....................................................  6
             -----------
       2.3   Effective Time..................................................  6
             --------------
       2.4   Tax-Free Reorganization.........................................  6
             -----------------------

ARTICLE III
-----------

       CERTIFICATE OF INCORPORATION
       AND BYLAWS OF THE SURVIVING CORPORATION...............................  7
       3.1   Certificate of Incorporation....................................  7
             ----------------------------
       3.2.  Bylaws..........................................................  7
             ------

ARTICLE IV
----------

       DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION...................  7
       4.1   Directors.......................................................  7
             ---------
       4.2   Officers........................................................  7
             ---------

ARTICLE V
---------

       CONVERSION OF SHARES IN THE MERGER....................................  7
       5.1   Conversion of Shares............................................  7
             --------------------
       5.2   Exchange of Certificates Representing Shares....................  9
             --------------------------------------------
       5.3   Escrow of Acquiror Voting Common Stock.......................... 10
             --------------------------------------

ARTICLE VI
----------

       REPRESENTATIONS AND WARRANTIES OF THE CORPORATION..................... 11
       6.1   Existence; Good Standing; Corporate Authority;
             ---------------------------------------------
             Compliance With Law............................................. 11
             -------------------
       6.2   Authorization, Validity and Effect of Agreements................ 11
             ------------------------------------------------
       6.3   Capitalization.................................................. 11
             --------------
       6.4   Subsidiaries.................................................... 12
             ------------
       6.5   Affiliated Practices............................................ 12
             --------------------
       6.6   Other Interests................................................. 12
             ---------------
       6.7   Noncontravention................................................ 12
             ----------------
       6.8   Litigation...................................................... 13
             ----------
       6.9   Absence of Certain Changes...................................... 13
             --------------------------
       6.10  Taxes........................................................... 13
             -----
       6.11  Proprietary Rights.............................................. 15
             ------------------
       6.12  Employee Benefit Plans.......................................... 15
             ----------------------
       6.13  Labor Matters................................................... 17
             -------------
       6.14  Related Parties................................................. 17
             ---------------

       6.15  No Brokers...................................................... 18
             ----------
       6.16  Vote Required................................................... 18
             -------------
       6.17  Contracts, No Default........................................... 18
             ---------------------
       6.18  Real Property................................................... 20
             -------------
       6.19  Information..................................................... 20
             -----------
       6.20  Compliance with Applicable Laws................................. 20
             -------------------------------
       6.21  Accounts Receivable............................................. 21
             -------------------
       6.22  Inventory....................................................... 21
             ---------
       6.23  Product Liability............................................... 21
             -----------------
       6.24  Environment..................................................... 21
             -----------
       6.25  Recoupment Proceedings.......................................... 22
             ----------------------
       6.26  Insurance....................................................... 22
             ---------
       6.27  Title to Assets, Liens.......................................... 23
             ----------------------
       6.28  No Material Adverse Effect...................................... 24
             --------------------------

ARTICLE VII
       REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND MERGER SUB............. 24
       7.1   Existence; Good Standing;  Corporate
             ------------------------------------
             Authority; Compliance With Law.................................. 24
             ------------------------------
       7.2   Authorization, Validity and Effect of Agreements................ 24
             ------------------------------------------------
       7.3   Capitalization.................................................. 25
             --------------
       7.4   Subsidiaries.................................................... 25
             ------------
       7.5   Noncontravention................................................ 25
             ----------------
       7.6   Financial Statements............................................ 26
             --------------------
       7.7   Litigation...................................................... 26
             ----------
       7.8   Absence of Certain Changes...................................... 26
             --------------------------
       7.9   Taxes and Tax Returns........................................... 26
             ---------------------
       7.10  No Brokers...................................................... 27
             ----------
       7.11  Capital Stock................................................... 27
             -------------
       7.12  Compliance with Applicable Laws................................. 28
             -------------------------------
       7.13  Certain Agreements.............................................. 28
             ------------------
       7.15  Title to Assets, Liens.......................................... 28
             ----------------------
       7.16  POM............................................................. 29
             ---
ARTICLE VIII
       COVENANTS............................................................. 29
       8.1   Acquisition Proposals........................................... 29
             ---------------------
       8.2   Interim Operations of the Corporation........................... 29
             -------------------------------------
       8.3   Interim Operations of Acquiror.................................. 31
             ------------------------------
       8.4   Meetings of Stockholders........................................ 31
             ------------------------
       8.5   Filings, Other Action........................................... 32
             ---------------------
       8.6   Access.......................................................... 32
             ------
       8.7   Merger Indemnification.......................................... 32
             ----------------------
       8.8   Fees and Expenses............................................... 33
             -----------------
       8.9   Tax Representation Letters of the Corporation and Acquiror...... 33
             ----------------------------------------------------------
       8.10  Further Action.................................................. 34
             --------------
       8.11  Notification of Certain Matters................................. 34
             -------------------------------
       8.12  Legal Conditions to Merger...................................... 34
             --------------------------
       8.13  Employment Agreements........................................... 34
             ---------------------
       8.14  Service Agreements.............................................. 35
             ------------------

       8.15  Issuance of Promissory Notes and Security
             -----------------------------------------
             Agreements by Affiliated Practices.............................. 35
             -----------------------------------
       8.16  Employee Benefits............................................... 35
             -----------------

ARTICLE IX
----------
       CONDITIONS............................................................ 35
       9.1   Conditions to Each Party's Obligation to Effect the Merger...... 35
             ----------------------------------------------------------
       9.2   Conditions to Obligation of the Corporation to
             ----------------------------------------------
             Effect the Merger............................................... 36
             -----------------
       9.3   Conditions to Obligation of Acquiror and
             ----------------------------------------
             Merger Sub to Effect the Merger................................. 38
             -------------------------------
       9.4   Frustration of Closing Conditions............................... 41
             ---------------------------------

ARTICLE X
---------
       TERMINATION........................................................... 41
       10.1  Termination by Mutual Consent................................... 41
             -----------------------------
       10.2  Termination by Either Acquiror or the Corporation............... 41
             -------------------------------------------------
       10.3  Termination by the Corporation.................................. 41
             ------------------------------
       10.4  Termination by Acquiror......................................... 41
             -----------------------
       10.5  Effect of Termination and Abandonment........................... 42
             -------------------------------------
       10.6  Extension, Waiver............................................... 43
             -----------------

ARTICLE XI
----------
       GENERAL PROVISIONS.................................................... 43
       11.1  Survival of Representations, Warranties and Agreements.......... 43
             ------------------------------------------------------
       11.2  Notices......................................................... 43
             -------
       11.3  Binding Effect, Benefit......................................... 45
             -----------------------
       11.4  Entire Agreement................................................ 45
             ----------------
       11.5  Amendment....................................................... 45
             ---------
       11.6  Alternative Dispute Resolution.................................. 45
             ------------------------------
       11.7  Governing Law................................................... 46
             -------------
       11.8  Counterparts.................................................... 46
             ------------
       11.9  Headings........................................................ 46
             --------
       11.10 Interpretation.................................................. 46
             --------------
       11.11 Waivers......................................................... 46
             -------
       11.12 Incorporation of Exhibits and Disclosure Letters................ 47
             ------------------------------------------------
       11.13 Severability.................................................... 47
             ------------
       11.14 Obligation of Acquiror.......................................... 47
             ----------------------

EXHIBIT...................................................................... 49
-------

EXHIBITS
--------
     Exhibit 5.3         - Escrow Agreement
     Exhibit 8.9(a)      - Tax Representation Letter of Corporation
     Exhibit 8.9(b)      - Tax Representation Letter of Acquiror
     Exhibit 9.2(l)(i)- First Amendment to the Management Services Agreement
                           for Memphis Children's Clinic, PLLC
     Exhibit 9.2(l)(ii)  - First Amendment to the Management Services Agreement
                           for Foundation Medical Group, PLLC

     Exhibit 9.2(l)(iii) - First Amendment to the Management Services Agreement
                           for Bryant Medical Services, P.C.
     Exhibit 9.2(p)      - Form of Preferred Shareholders' Warrant
     Exhibit 9.3(i)      - Investment Agreement
     Exhibit 9.3(l)(i)- Amended Warrant Agreement - Petra Capital, LLC
     Exhibit 9.3(l)(ii)  - Amended Warrant Agreement - Delta Capital, L.L.C.
     Exhibit 9.3(o)(i)   - Stewart Employment Agreement
     Exhibit 9.3(o)(ii)- Nichols Employment Agreement
     Exhibit 9.3(o)(iii)   - Caldwell Employment Agreement
     Exhibit 9.3(p)(i)- Stewart Stock Option Agreement
     Exhibit 9.3(p)(ii)  - Nichols Stock Option Agreement
     Exhibit 9.3(p)(i)- Caldwell Stock Option Agreement
     Exhibit 9.3(s)      - Investors Subject to the Corporation's Investor's
                           Rights Agreement


                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------

     This AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of November 10, 1997, is among PHYSICIAN HEALTH CORPORATION, a Delaware corporation (the "Acquiror"), MIDSOUTH PRACTICE MANAGEMENT, INC., a Tennessee corporation (the "Corporation"), and PHC TENNESSEE ACQUISITION SUBSIDIARY I, INC., a Tennessee corporation and a wholly-owned subsidiary of Acquiror ("Merger Sub").

                                    RECITALS
                                    --------

     A. The Boards of Directors of the Corporation and Acquiror each have determined that a business combination between Acquiror and the Corporation is in the best interests of their respective companies and stockholders, and presents an opportunity for their respective companies to achieve long-term strategic objectives, and accordingly have agreed to effect the merger provided for herein upon the terms and subject to the conditions set forth herein.

     B. The Corporation, Acquiror and Merger Sub desire to make certain representations, warranties and agreements in connection with the Merger.

     C. It is intended that for federal income tax purposes the merger provided for herein shall qualify as a reorganization within the meaning of
Section 368(a)(1)(A) and Section 368(a)(2)(D) of the Code, and the Treasury Regulations promulgated thereunder.

     NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE I
                                   ---------

                                  DEFINITIONS

     As used in this Agreement, the following terms shall have the meanings set forth below:

     "Acquiring Party" shall have the meaning set forth in SECTION 10.5(b).
                                                           ---------------

     "Acquiror" shall have the meaning set forth in the preamble of this Agreement.

     "Acquiror Adverse Effect" shall have the meaning set forth in SECTION 7.1.
                                                                   -----------

     "Acquiror Common Stock" shall have the meaning set forth in SECTION 7.3.
                                                                 -----------

     "Acquiror Disclosure Letter" shall have the meaning set forth in SECTION
                                                                      -------
7.3.
---

     "Acquiror Group" shall have the meaning set forth in SECTION 5.1(a).
                                                          --------------

     "Acquiror Voting Common Stock" shall have the meaning set forth in SECTION
                                                                        -------
5.1(a).
------

     "Acquiror Warrant(s)" means warrants issued by the Acquiror under either an Acquiror Warrant Agreement or an Amended Warrant Agreement.

     "Acquiror Warrant Agreement(s)" means the agreements by and between the Acquiror and MidSouth Health Plan, Inc. and holders of the Preferred Shares to purchase Acquiror Voting Common Stock in consummation of this Agreement.

     "Acquiror's Financial Statements" shall have the meaning set forth in

SECTION 7.6.
-----------

     "Acquiror's Permits" shall have the meaning set forth in SECTION 7.12.
                                                              ------------

     "Acquiror's Subsidiary(ies)" shall have the meaning set forth in SECTION
                                                                      -------
7.4.
---

     "Acquisition Proposal" shall have the meaning set forth in SECTION 8.1.
                                                                -----------

     "Affiliated Practice(s)" shall have the meaning set forth in SECTION 6.5.
                                                                  -----------

     "Agreement" shall have the meaning set forth in the preamble.

     "Amended Warrant Agreement(s)" means an amended warrant agreement by the Acquiror, dated November 12, 1997, amending either the Petra Warrant Agreement or the Delta Warrant Agreement in substantially the form as attached hereto as

EXHIBITS 9.2(l)(i) AND (ii), respectively.
---------------------------

     "Anti-Dilution Event" shall have the meaning set forth in SECTION 5.1(k).
                                                               --------------

     "Business Combination" shall have the meaning set forth in SECTION 10.5(b).
                                                                ---------------

     "Caldwell" shall mean Mr. Daniel J. Caldwell.

     "CEO" shall have the meaning set forth in SECTION 4.2.
                                               -----------

     "CERCLA" shall mean the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended.

     "Certificate" shall mean the stock certificate representing either Common Shares or Preferred Shares, as applicable.

     "CFO" shall have the meaning set forth in SECTION 4.2.
                                               -----------

     "Closing" shall have the meaning set forth in SECTION 2.2.
                                                   -----------

     "Closing Date" shall have the meaning set forth in SECTION 2.2.
                                                        -----------

     "COBRA" shall have the meaning set forth in SECTION 6.12(f).
                                                 ---------------

     "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor statute thereto.

     "Common Shares" shall have the meaning set forth in SECTION 5.1(a).
                                                         --------------

     "Compensation Plans" shall have the meaning set forth in SECTION 6.12(a).
                                                              ---------------

     "Contracts" shall have the meaning set forth in SECTION 6.7.
                                                     -----------

     "COO" shall have the meaning set forth in SECTION 4.2.
                                               -----------

     "Corporation" shall have the meaning set forth in the preamble of this Agreement.

     "Corporation Adverse Effect" shall have the meaning set forth in SECTION
                                                                      -------
6.1.
---

     "Corporation Disclosure Letter" shall have the meaning set forth in SECTION
                                                                         -------
6.3.
---

     "Corporation Permits" shall have the meaning set forth in SECTION 6.20.
                                                               ------------

     "Corporation Warrant(s)" means any warrant issued by the Corporation prior to the date of this Agreement.

     "Corporation's Financial Statements" shall have the meaning set forth in

SECTION 6.21.
------------

     "Damages" shall have the meaning set forth in SECTION 8.7(b).
                                                   --------------

     "Delta Warrant Agreement" means, collectively, those certain warrant agreements dated September 22, 1997, by and between the Corporation and Delta Capital Partners, L.L.C., and other investors in the Corporation, granting 25,000 Corporation Warrants in the aggregate to Delta Capital Partners, L.L.C. and such investors.

     "DGCL" shall have the meaning set forth in SECTION 2.1.
                                                -----------

     "Dissenting Shares" shall have the meaning set forth in SECTION 5.1(h).
                                                             --------------

     "Effective Time" shall have the meaning set forth in SECTION 2.3.
                                                          -----------

     "Employee Benefit Plans" shall have the meaning set forth in SECTION
                                                                  -------
6.12(c).
-------

     "Employment Agreements" shall have the meaning set forth in SECTION
                                                                 -------
6.12(b).
-------

     "Environmental Laws" shall have the meaning set forth in SECTION 6.24.
                                                              ------------

     "ERISA" shall have the meaning set forth in SECTION 6.12(c).
                                                 ---------------

     "ERISA Affiliate" shall have the meaning set forth in SECTION 6.12(a).
                                                           ---------------

     "Escrow Agent"shall have the meaning set forth in SECTION 5.3.
                                                       -----------

     "Escrow Agreement"shall have the meaning set forth in SECTION 5.3.
                                                           -----------

     "Escrowed Shares" shall have the meaning set forth in SECTION 5.3.
                                                           -----------

     "Exchange Act" shall have the meaning set forth in SECTION 6.7.
                                                        -----------

     "Exchange Agent" shall have the meaning set forth in SECTION 5.2(a).
                                                          --------------

     "Exchange Fund" shall have the meaning set forth in SECTION 5.2(a).
                                                         --------------

     "Governmental Entity" shall have the meaning set forth in SECTION 6.20.
                                                               ------------

     "Indebtedness" shall have the meaning set forth in SECTION 6.17(a)(vii)
                                                        ---------------------

     "Intellectual Property" shall have the meaning set forth in SECTION 6.11.
                                                                 ------------

     "Investment Agreement" shall have the meaning set forth in SECTION 5.1(f).
                                                                --------------

     "Lender(s)" means any third-party lender from which the Corporation or an Affiliated Practice obtained financing for the operations of their respective operations.

     "Material Adverse Effect" shall mean, with respect to any entity, a material adverse effect on the financial condition, properties, business, or results of operations of such entity and its subsidiaries taken as a whole, and on the ability of such entity to perform its obligations hereunder or to consummate the transactions contemplated hereby.

     "Medical Waste" shall have the meaning set forth in SECTION 6.24.
                                                         ------------

     "Medical Waste Laws" shall have the meaning set forth in SECTION 6.24.
                                                              ------------

     "Merger" shall have the meaning set forth in SECTION 2.1.
                                                  -----------

     "Merger Sub" shall have the meaning set forth in the preamble of this Agreement.

     "Merger Sub Common Stock" shall have the meaning set forth in SECTION
                                                                   -------
5.1(f).
------

     "MWTA" shall mean the Medical Waste Tracking Act of 1988 (Pub. L. 100-582, 102 Stat. 2950), which amended the Resource Conservation and Recovery Act, 42 U.S.C. sections 6903, 6992, 6992a-6992k and 18 U.S.C. 3063.

     "Nichols" shall mean Ms. Betty Nichols.

     "PBGC" shall have the meaning set forth in SECTION 6.12(e).
                                                ---------------

     "Petra Warrant Agreement" means that certain Stock Purchase Warrant Agreement dated June 25, 1997, by and between the Corporation and Petra Capital, LLC, a Georgia limited liability company, granting Petra Capital 170,000 Corporation Warrants.

     "POM" shall mean that certain Private Offering Memorandum, and the Supplement thereto, of Acquiror dated as of November 2, 1997.

     "Preferred Shares" shall have the meaning set forth in SECTION 5.1(c).
                                                            --------------

     "Promissory Note(s)" shall have the meaning set forth in SECTION 8.15.
                                                              ------------

     "Regulatory Filings" shall have the meaning set forth in SECTION 6.7.
                                                              -----------

     "Securities Act" shall have the meaning set forth in SECTION 6.7.
                                                          -----------

     "Security Agreement(s)" shall have the meaning set forth in SECTION 6.7.
                                                                 -----------

     "Stewart" shall mean William C. Stewart, Jr., M.D.

     "Surviving Corporation" shall have the meaning set forth in SECTION 2.1.
                                                                 -----------

     "Tax(es)" shall mean all taxes, fees, assessments, levies, duties and other charges of any nature imposed by any federal, state, local or foreign taxing authority, together with all interest, penalties, fines and other additions imposed in respect thereof.

     "Tax Returns" shall mean all original and amended returns, declarations, certifications, statements, notices, elections, estimates, reports, claims for refund and information returns relating to or required to be filed or maintained in connection with any Tax, together with all schedules and attachments thereto.

     "TBCA" shall have the meaning set forth in SECTION 2.1.
                                                -----------

     "Voting Debt" shall have the meaning set forth in SECTION 6.3.
                                                       -----------

                                   ARTICLE II
                                   ----------

                                   THE MERGER

      2.1 The Merger.  Subject to the terms and conditions of this Agreement, at
          ------------
the Effective Time (as defined in SECTION 2.3), the Corporation shall be merged
                                  -----------
with and into Merger Sub in accordance with this Agreement and the separate corporate existence of the Corporation shall thereupon cease (the "Merger").
The Merger Sub shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and shall continue to be governed by the laws of the State of Tennessee, and the separate corporate existence of the Merger Sub with all its rights, privileges, powers, immunities, purposes and franchises shall continue unaffected by the Merger, except as set forth in ARTICLES II and III. The Merger shall have the effects specified in
         -----------     ---
Section 259 of the Delaware General Corporation Law (the "DGCL") and Section 48-21-101, et., seq., of the Tennessee Business Corporation Act (the "TBCA").
        ---  ----

      2.2 The Closing.  The closing of the Merger (the "Closing") shall take
          ------------
place (i) via facsimile and telephone on November 12, 1997, which is the first business day immediately following the day on which the last to be fulfilled or waived of the conditions set forth in ARTICLE IX shall be fulfilled or waived in
                                      ----------
accordance herewith or (ii) at such other time and place and/or on such other date as the Corporation and Acquiror may agree. The date on which the Closing occurs is hereafter referred to as the "Closing Date."

      2.3 Effective Time.  If all the conditions to the Merger set forth in
          ---------------
ARTICLE IX shall have been fulfilled or waived in accordance herewith and this
----------
Agreement shall not have been terminated in accordance with ARTICLE X, the
                                                            ---------
parties hereto shall cause Articles of Merger meeting the requirements of
Section 48-21-107 of the TBCA to be properly executed and filed with the Secretary of State of the State of Tennessee in accordance with such section of the TBCA on the Closing Date. The Merger shall become effective at the time of the later of (i) the filing of the Articles of Merger in accordance with the TBCA, or (ii) at such time as the parties hereto have theretofore agreed upon and designated in such filing as the effective time of the Merger (the "Effective Time").

      2.4 Tax-Free Reorganization.  The parties to this Agreement intend that
          -----------------------
the transaction contemplated by this Agreement shall be treated as a tax-free reorganization under Section 368(a)(1)(A) and Section 368(a)(2)(D) of the Code, and the Treasury Regulations promulgated thereunder.

                                  ARTICLE III
                                  -----------

                          CERTIFICATE OF INCORPORATION
                    AND BYLAWS OF THE SURVIVING CORPORATION

      3.1 Certificate of Incorporation.  Effective as of the Effective Time, the
          -----------------------------
Charter of the Merger Sub shall become the Charter of the Surviving Corporation.

      3.2.  Bylaws.  The Bylaws of Merger Sub in effect immediately prior to the
            ------
Effective Time shall become the Bylaws of the Surviving Corporation.

                                   ARTICLE IV
                                   ----------

              DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION

      4.1 Directors.  The following persons shall, from and after the Effective
          ---------
Time, be and become directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Charter and Bylaws: (i) Stewart as Chairman of the Board of Directors as designated by the Surviving Corporation and (ii) Caldwell (as elected by Acquiror). In addition to the election of Caldwell, the Acquiror shall elect two (2) members of the Surviving Corporation's Board of Directors. In addition to Stewart, the physicians participating in the practice management functions of the Surviving Corporation shall have the right to designate three
(3) members of the Surviving Corporation's Board of Directors.

      4.2 Officers.  The following officers of the Corporation shall continue as
          --------
officers of the Surviving Corporation from and after the Effective Time, until their resignation or removal: Stewart as chief executive officer ("CEO"), Caldwell as chief operating officer ("COO") and chief financial officer ("CFO") and Nichols as Vice-President and Secretary.

                                  ARTICLE V
                                  ---------

                       CONVERSION OF SHARES IN THE MERGER

      5.1 Conversion of Shares.  The manner of converting shares of the
      --- ---------------------
Corporation and Merger Sub in the Merger shall be as follows:

          (a) At the Effective Time, each share of the Common Stock, par value $0.01 per share (the "Common Shares"), of the Corporation issued and outstanding immediately prior to the Effective Time (other than Common Shares, if any, owned by Acquiror, Merger Sub or any other subsidiary of Acquiror (the "Acquiror Group")) shall, by virtue of the Merger and without any action on the part of the holder thereof, be exchanged for 66/100ths (.66) of one (1) share of the Acquiror's Voting Common Stock, par value $0.0025 per share of Acquiror (the "Acquiror Voting Common Stock").

          (b) As a result of the Merger and without any action on the part of the holder thereof, all Common Shares shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a Certificate representing any Common Shares shall thereafter cease to have any rights with respect to such Common Shares, except the right to receive, without interest, the Acquiror Voting Common Stock and cash for fractional interests of the Acquiror Voting Common Stock in accordance with SECTIONS 5.1(a) AND 5.2(d) upon the surrender of such Certificate.
-------------------------

          (c) At the Effective Time, each share of the Class A Convertible Preferred Stock, par value $0.01 per share (the "Preferred Shares"), of the Corporation issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted and exchanged for 66/100ths (.66) of one (1) share of the Acquiror Voting Common Stock.

          (d) As a result of the Merger and without any action on the part of the holder thereof, all Preferred Shares shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a Certificate representing any Preferred Shares shall thereafter cease to have any rights with respect to such Preferred Shares, except the right to receive, without interest, Acquiror Voting Common Stock and cash for fractional interests of Acquiror Voting Common Stock in accordance with SECTIONS 5.1(c) AND 5.2(d)
                                                   --------------------------
upon the surrender of such Certificate.

          (e) Each Common Share and Preferred Share issued and outstanding at the Effective Time and owned by any of the Acquiror Group, and each Common Share and Preferred Share issued and held in the Corporation's treasury at the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, shall cease to be outstanding and shall be canceled and retired without payment of any consideration therefor and shall cease to exist.

          (f) There are substantial restrictions on the transferability of Acquiror Voting Common Stock pursuant to that certain Investment Agreement by and between the Acquiror and each of the holders of the Acquiror Voting Common Stock (the "Investment Agreement"). The certificates representing Acquiror Voting Common Stock when issued will bear the stock legend set forth in the Investment Agreement. The Investment Agreement shall be delivered to each of the Corporation's stockholders for execution.

          (g) At the Effective Time, the shares of Merger Sub Common Stock, par value $1.00 per share, issued and outstanding immediately prior to the Effective Time shall be the issued and outstanding shares of Common Stock of the Surviving Corporation as a result of the Merger (the "Merger Sub Common Stock").

          (h) Notwithstanding anything in this Agreement to the contrary, Common Shares and Preferred Shares outstanding immediately prior to the Effective Time held by a holder (if any) who is entitled to demand, and who properly demands, appraisal for such shares in accordance with Section 48-23-101, et. seq., of the
                                                                --- ---
TBCA ("Dissenting Shares") shall not be converted into a right to receive Acquiror Voting Common Stock and cash in lieu of fractional shares in accordance with SECTION 5.1(b), SECTION 5.1(d) and SECTION 5.2(d), unless such holder fails
     -------------   -------------      -------------
to perfect or otherwise loses such holder's right to appraisal, if any. If, after the Effective Time, such holder fails to perfect or loses any such right to appraisal, such shares shall be treated as if they had been converted as of the Effective Time into the right to receive Acquiror Voting Common Stock and cash in lieu of fractional shares in accordance with SECTION 5.1(b), SECTION
                                                     -------------   -------
5.1(d) and SECTION 5.2(d) hereof.  The Corporation shall give prompt notice to
-----      -------------
Acquiror of any demands received by the Corporation for appraisal of either Common Shares or Preferred Shares, and Acquiror shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. The Corporation shall not, except with the prior written consent of Acquiror, make any payment with respect to, or settle or offer to settle, any such demands.

          (i) In the event that either the Corporation changes the number of shares of Common Shares or Preferred Shares or the Acquiror changes the number of shares of Acquiror Voting Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, combination of shares or similar recapitalization with respect to such stock (an "Anti-Dilution Event") and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split, share exchange or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the conversion of shares set forth in this

SECTION 5.1 shall be proportionately adjusted to insure that holders of either
-----------
the Common Shares or the Preferred Shares shall receive Acquiror Voting Common Stock having the same value as they would have received prior to the Anti-Dilution Event.

      5.2 Exchange of Certificates Representing Shares.
          --------------------------------------------

          (a) On the Closing Date, Acquiror shall make available certificates representing a sufficient number of shares of Acquiror Voting Common Stock in exchange for the outstanding Common Shares or Preferred Shares, less the number of shares held pursuant to the Escrow Agreement.

          (b) Notwithstanding any other provisions of this Agreement, no dividends on Acquiror Voting Common Stock shall be paid with respect to any Common Shares or Preferred Shares represented by a Certificate until such Certificate is surrendered for exchange as provided herein. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of certificates representing shares of Acquiror Voting Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such shares of Acquiror Voting Common Stock, and not paid, less the amount of any withholding taxes that may be required thereon, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender thereof and a payment date subsequent to surrender thereof payable with respect to such shares of Acquiror Voting Common Stock, less the amount of any withholding taxes that may be required thereon.

          (c) At or after the Effective Time, there shall be no transfers on the stock transfer books of the Corporation of Common or Preferred Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for certificates for shares of Acquiror Voting Common Stock upon surrender of such Certificates to the Acquiror.

          (d) Notwithstanding any other provision of this ARTICLE V, no
                                                          ---------
fractional shares of Acquiror Voting Common Stock will be issued and any holder of Common or Preferred Shares entitled hereunder to receive a fractional share of Acquiror Voting Common Stock, but for this SECTION 5.2(d) will be entitled
                                              -------------
hereunder to receive no such fractional share of Acquiror Voting Common Stock, but a cash payment in lieu thereof; provided, that the cash payment shall not exceed the product of (i) Five Dollars and no/100 ($5.00), multiplied by (ii) such fractional share.

          (e) None of the Acquiror, the Corporation, or the Surviving Corporation or any other person shall be liable to any former holder of Common or Preferred Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

          (f) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Acquiror will issue in exchange for such lost, stolen or destroyed Certificate shares of Acquiror Voting Common Stock, and cash in lieu of fractional shares, and unpaid dividends and distributions on shares of Acquiror Voting Common Stock as provided in SECTION 5.2(b), deliverable in respect thereof pursuant to this
            --------------
Agreement.

      5.3 Escrow of Acquiror Voting Common Stock.  Notwithstanding the
          --------------------------------------
provisions of this ARTICLE V, Acquiror shall deposit in escrow ten percent (10%)
                   ---------
of all shares of Acquiror Voting Common Stock issued in accordance with this Agreement (the "Escrowed Shares") pursuant to the terms of an escrow agreement in substantially the form as attached hereto as EXHIBIT 5.3 (the "Escrow
                                                -----------
Agreement"), to be entered into by and among the Acquiror, each shareholder of the Corporation that is to receive Acquiror Voting Common Stock and Jackson Walker L.L.P., as escrow agent (the "Escrow Agent"). The purpose of the Escrow Agreement is to provide certain assurances to the

Acquiror that the representations and warranties of the Corporation set forth in
ARTICLE VI are not breached within the period specified in the Escrow Agreement
----------
and to provide indemnification to the Acquiror as to any undisclosed liabilities. The Escrowed Shares shall be released from escrow in accordance with the terms of the Escrow Agreement and after provision for any Damages for which PHC or Merger Sub may be entitled to indemnification under SECTION 8.7
                                                                 -----------
hereof.


                                   ARTICLE VI
                                   ----------

               REPRESENTATIONS AND WARRANTIES OF THE CORPORATION

     The Corporation represents and warrants to Acquiror as of the date of this Agreement as follows:

      6.1 Existence; Good Standing; Corporate Authority; Compliance With Law.
          -------------------------------------------------------------------
The Corporation is a corporation duly incorporated, validly existing and in good standing under the laws of Tennessee. The Corporation is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect on the business of the Corporation (a "Corporation Adverse Effect"). The Corporation has all requisite corporate power and authority to own, operate and lease its properties and carry on its business as now conducted. The Corporation has delivered to Acquiror complete and correct copies of the Charter and Bylaws of the Corporation, as amended to the date hereof.

      6.2 Authorization, Validity and Effect of Agreements.  Subject only to the
          -------------------------------------------------
approval of this Agreement by the holders of a majority of the outstanding Common Shares and Preferred Shares, the Corporation has the requisite corporate power and authority to execute and deliver this Agreement and all agreements and documents contemplated hereby by Acquiror, and the consummation by the Corporation of the transactions contemplated hereby, will have been duly authorized by all requisite corporate action on or before the Closing Date. This Agreement constitutes, and all agreements and documents contemplated hereby (when executed and delivered pursuant hereto for value received) will constitute, the valid and legally binding obligations of the Corporation enforceable in accordance with their terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting generally the enforcement of creditors' rights and by general principles of equity.

      6.3 Capitalization.  The authorized capital stock of the Corporation
          --------------
consists of 12,000,000 Common Shares and 2,000,000 Preferred Shares. As of November 10, 1997, there were 815,005 Common Shares issued and outstanding and 500,000 Preferred Shares issued and outstanding. Since such date, no additional shares of capital stock of the Corporation have been issued. The Corporation has no Common or Preferred Shares reserved for issuance, except that, as of September 30, 1997, 495,000 Common Shares were reserved for issuance pursuant to warrants issued or issuable by the Corporation. Except as set forth in the Corporation Disclosure Letter (as defined below), the Corporation has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or, are convertible into or exercisable for securities having the right to vote) with the stockholders of the Corporation on any matter ("Voting Debt"). All such issued and outstanding Common and Preferred Shares are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Other than as set forth above or in the disclosure letter delivered by the Corporation to Acquiror at or prior to the execution hereof (the "Corporation Disclosure Letter"), or as contemplated by this Agreement, on the date of this Agreement, there are no existing options, warrants, calls, subscriptions, convertible securities, or other rights or other agreements or commitments which obligate the Corporation to issue, transfer or sell any shares of capital stock of the Corporation. The Corporation Disclosure Letter includes a true and complete list of all options and warrants currently outstanding, including the names of the holders thereof and the number of shares subject to each option or warrant. After the Effective Time, the Surviving Corporation will have no obligation to issue, transfer or sell any Common Shares of the Surviving Corporation pursuant to any Employee Benefit Plan (as defined in
SECTION 6.12).
------------

      6.4 Subsidiaries.  The Corporation does not own directly or indirectly any
          ------------
outstanding shares of capital stock, partnership or membership interests in any other entity.

      6.5 Affiliated Practices.  The Corporation Disclosure Letter lists:
          --------------------

          (a) Each entity with which the Corporation has entered into a management services agreement or similar agreement requiring the Corporation to provide medical practice management or similar services (each such entity is referred to herein as an "Affiliated Practice" and collectively such entities are referred to herein as the "Affiliated Practices"); and

          (b) with respect to each Affiliated Practice, the type of entity that comprises the Affiliated Practice, its jurisdiction of organization or formation and all locations at which the Affiliated Practice conducts business.

    6.6   Other Interests.  Except as set forth in the Corporation Disclosure
          ---------------
Letter, neither the Corporation nor any Affiliated Practice owns directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or entity.

    6.7   Noncontravention.  Except as set forth in the Corporation Disclosure
          ----------------
Letter, neither the execution and delivery by the Corporation of this Agreement, nor the consummation by the Corporation of the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof, will: (i) conflict with or result in a breach of any provisions of the Charter or Bylaws of the Corporation; (ii) result in a breach or violation of, a default under, or the triggering of any payment or other material obligations pursuant to, or accelerate vesting under the terms of the Corporation's outstanding warrants,
(iii) violate, or conflict with, or result in a material breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties of the Corporation under, or result in being declared void, voidable, or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any material license, franchise, permit, lease, contract, agreement, management services agreement or other instrument or commitment or obligation ("Contracts") to which the Corporation is a party other than Contracts which require the consent of the other party or parties thereto to assign or transfer to Merger Sub or Acquiror by reason of the execution of this Agreement or the consummation of the transactions contemplated herein, which required consents are set forth in the Corporation Disclosure Letter, or by which the Corporation or any of its properties is bound or affected except with respect to matters which are not material to the business of the Corporation; or
(vi) other than the filings provided for in ARTICLE II hereof, and as required
                                            ----------
under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws and in connection with the maintenance of qualification to do business in other jurisdictions (collectively, the "Regulatory Filings"), require any material consent, approval or authorization of, or declaration, filing or registration with, any domestic governmental or regulatory authority of which the failure to obtain would have Corporation Adverse Effect.

    6.8   Litigation.  Except as disclosed in the Corporation Disclosure Letter,
          ----------
there are no actions, suits or proceedings pending against the Corporation or the Affiliated Practices or, to the actual knowledge of the executive officers of the Corporation, threatened against the Corporation or the Affiliated Practices involving claims having an aggregate amount in excess of $100,000, at law or in equity, or before or by any federal, state or local commission, board, bureau, agency or instrumentality that are reasonably likely to have a Corporation Adverse Effect.

    6.9   Absence of Certain Changes.   Except as set forth in the Corporation
          --------------------------
Disclosure Letter, since April 7, 1997, the Corporation, and since September 22, 1997, the Affiliated Practices have conducted their respective businesses only in the ordinary course and there has not been (i) any damage, destruction or loss (not covered by insurance) with respect to any material assets of the Corporation; (ii) any change in the Corporation or any development or combination of developments of which the executive officers of the Corporation have actual knowledge that has resulted or is reasonably likely to result in a Corporation Adverse Effect; (iii) any declaration, setting aside or payment of any dividend or other distribution with respect to the Common or Preferred Shares; (iv) any action or failure to take any action prior to the Effective Date, which action or failure, if taken, after the Effective Date would represent or result in a material breach or violation of the covenants and agreements of the Corporation provided in ARTICLE VIII hereof; or (v) any
                                          ------------
material change in the Corporation's accounting principles, practices or methods.

      6.10 Taxes.
           -----

          (a) Filing of Tax Returns.  The Corporation has duly and timely filed
              ----------------------
with the appropriate governmental agencies all Tax Returns. To the actual knowledge of the executive officers of the Corporation, all such Tax Returns are complete and accurate and properly reflect the Corporation's Taxes for the periods covered thereby.

          (b) Payment of Taxes.   The Corporation has paid or accrued all Taxes
              -----------------
which have become due with respect to any Tax Returns that it has filed and any assessments of which it is aware. The Corporation is not delinquent in the payment of any Taxes.

          (c) No Pending Deficiencies, Delinquencies, Assessments or Audits.  No
              --------------------------------------------------------------
deficiency or delinquency has been asserted against the Corporation for any Taxes. There is no unpaid assessment, proposal for additional Taxes, deficiency or delinquency in the payment of any of the taxes of the Corporation that could be asserted by any taxing authority. There is no taxing authority audit of the Corporation pending or, to the actual knowledge of the Corporation's executive officers, threatened. The Corporation has not violated any federal state, local or foreign tax law, except as would not have a Corporation Adverse Effect.

          (d) No Extension of Limitation Period.  The Corporation has not been
              ----------------------------------
granted an extension to any taxing authority of the limitation period during which any tax liability may be assessed or collected.

          (e) All Withholding Requirements Satisfied.  All monies required to be
              ---------------------------------------
withheld by the Corporation and paid to governmental agencies for all Taxes or have been collected or withheld and either paid to the respective governmental agencies or set aside in accounts for such purpose.

          (f)  State Unemployment Taxes.  In respect of its most recently
               -------------------------
completed reporting period, the Corporation has paid state unemployment taxes to the states listed on the Corporation Disclosure Letter. The Corporation does not know or have reason to know of any increase or proposed increase, or facts that would lead to an increase, in the Corporation's rate of such state unemployment tax for any period in the future.

          (g) Reasonable Expenditures.  All amounts paid by the Corporation (i)
              ------------------------
to officers, employees, consultants and agents as salaries, compensation, and expenses reimbursed by the Corporation and (ii) as rental payments, have been in amounts which are reasonable and deductible for federal income tax purposes.

          (h) Affiliated Group.  Except as set forth in the Corporation
              -----------------
Disclosure Letter, the Corporation is not currently, and in prior years has not been, a member of an affiliated group, as such term is defined in Section 1504 of the Code, filing a consolidated return.

          (i) Tax Exempt Entity.  None of the assets of the Corporation is or
              ------------------
will be subject to a lease to a "tax exempt entity" as such term is defined in
Section 168(h)(2) of the Code.

          (j) Collapsible Corporation.  The Corporation  has not at any time
              ------------------------
consented to have the provisions of Section 341(f)(2) of the Code apply to it.

          (k) Change in Accounting Method.  The Corporation has not voluntarily
              ----------------------------
or involuntarily changed a method of accounting resulting in the Corporation's inclusion of amounts in income pursuant to adjustments under Section 481 of the Code.

          (l) S Corporation.  The Corporation is not currently, and has never
              --------------
been, an S corporation as such term is defined in Section 1361(a) of the Code.

          (m) Golden Parachute.  The Corporation is not a party to any
              -----------------
employment agreement, or any incentive compensation, deferred compensation, profit sharing, stock option, stock bonus, stock purchase, savings, retirement, pension or other similar plan or arrangement which would require a payment to be made that would not be deductible by Acquiror or the Corporation because such payment or other compensation would constitute an excess parachute payment within the meaning of Section 28OG of the Code.

      6.11 Proprietary Rights.   The Corporation owns or has valid, binding,
           -------------------
enforceable and adequate rights to use all material patents, trademarks, trade names, service marks, service names, copyrights, know how, other proprietary intellectual property rights, applications therefor and licenses or other rights in respect thereof ("Intellectual Property") used or held for use in connection with the business of the Corporation, without any conflict with the rights of others. The Corporation has not received any notice from any other person pertaining to or challenging its right to use any Intellectual Property or any trade secrets, proprietary information, inventions, processes and procedures owned or used by or licensed to it, except with respect to rights the loss of which, individually have not had and are not reasonably likely to result in a Corporation Adverse Effect. To the actual knowledge of the executive officers of the Corporation, none of the key employees of the Corporation is in violation of any term of any employment contract, or any other contract or agreement relating to the relationship of any such employee with the Corporation or any other party the result of which has had or is reasonably likely to result in a cost, loss or damage to the Corporation in excess of $100,000.

     6.12 Employee Benefit Plans.
          -----------------------

          (a) The Corporation Disclosure Letter sets forth that the Corporation does not maintain any compensation plans, funds, arrangements and practices (the "Compensation Plans") sponsored by the Corporation, or any person, entity or arrangement which is considered one employer with the Corporation within the meaning of Section 414 of the Code or Section 4001 of ERISA (an "ERISA Affiliate") to which the Corporation or any ERISA Affiliate contributes, is required to contribute, or has at any time since the Corporation's inception been maintained for the employees of the Corporation or any ERISA Affiliate.
The Corporation Disclosure Letter sets forth the Compensation Plans of the Affiliated Practices, which may be deemed an ERISA Affiliate.

          (b) The Corporation Disclosure Letter contains a complete and accurate list of all employment agreements (the "Employment Agreements") to which the Corporation is a party with respect to the Corporation's employees. The Employment Agreements consist of employee leasing agreements, employee services agreements, noncompetition agreements and any other agreement, between the Corporation and any past or present employee as of the date hereof.

          (c) The Corporation Disclosure Letter sets forth that the Corporation does not maintain any employee benefit plans or any other plans for the provision of benefits to employees (the "Employee Benefit Plans") (within the meaning of Section (3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) sponsored or administered by the Corporation or any ERISA Affiliate to which the Corporation or any ERISA Affiliate contributes or is required to contribute on behalf of the Corporation's employees, and that no Employee Benefit Plans have been previously sponsored, administered or contributed to since the inception of the Corporation through the date hereof, including any multi-employer plans (within the meaning of Section 3(37) of ERISA) and any executive compensation plans whether funded or unfunded; provided, that the Corporation Disclosure Letter sets forth the Employee Benefit Plans of the Affiliated Practices.

          (d) Neither the Corporation nor any ERISA Affiliate is or ever has been obligated to contribute to a multi-employer plan within the meaning of Sections 3(37) and 4001(a)(3) of ERISA and neither the Corporation nor any ERISA Affiliate has incurred any "withdrawal liability" (as defined in Section 4201 et seq. of ERISA) which has not been satisfied as of the Closing.

          (e) No facts or circumstances exist that would result in the imposition of liability against the Corporation or any ERISA Affiliate by the Pension Benefit Guaranty Corporation ("PBGC") as a result of any act or omission by the Corporation or any ERISA Affiliate. No reportable event (within the meaning of Section 4043 of ERISA) for which the notice requirement has not been waived has occurred with respect to any Employee Benefit Plan subject to the requirements of Title IV of ERISA. No liability to the PBGC has been incurred by the Corporation or any ERISA Affiliate on account of any termination of any employee pension benefit plan subject to Title IV of ERISA. Neither the Corporation nor any ERISA Affiliate has (i) ceased operations at a facility so as to become subject to Section 4203 of ERISA; (ii) withdrawn as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA;
(iii) ceased making contributions on or before the Closing Date, to any employee pension benefit plan subject to Section 4064 of ERISA and to which the Corporation or any ERISA Affiliate made contributions since the inception of the Corporation through the Closing Date; (iv) any liability under Section 4062 of ERISA; or (v) any liability or lien under Section 4068 of ERISA.

          (f) The Corporation and all ERISA Affiliates have complied with all applicable notices and provided coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") (i.e., the continuation coverage requirement of group health plans), and have no liability for any violations under COBRA prior to and as of the Closing Date for which the Corporation or any ERISA Affiliate might incur liability.

          (g) Neither the Corporation nor any ERISA Affiliate has any obligation or commitment to provide medical, dental or life insurance benefits to or on behalf of any of the Corporation's employees who may retire or any of the Corporation's former employees who have retired from employment with the Corporation.

     6.13 Labor Matters.
          -------------

          (a) Neither the Corporation nor any of the Affiliated Practices have ever been a party to any agreement with any union, labor organization or collective bargaining unit. No employees of the Corporation are represented by any union, labor organization or collective bargaining unit. To the knowledge of the executive officers of the Corporation, the Corporation's employees have no intention to and have not threatened to organize or join a union, labor organization or collective bargaining unit, and there are no existing or threatened labor strikes, disputes, grievances, controversies or other labor troubles affecting the Corporation nor does any basis therefor exist.

          (b) The Corporation has been and is in compliance with all applicable laws, rules, regulations and ordinances respecting employment and employment practices, terms and conditions of employment and wages and hours, and are not liable for any arrears of wages or penalties for failure to comply with any of the foregoing. The Corporation has not engaged in any unfair labor practice or discriminated on the basis of race, color, religion, sex, national origin, age or handicap in its employment conditions or practices. There are no unfair labor practice charges or complaints or racial, color, religious, sex, national origin, age or handicap discrimination charges or complaints pending or, to the knowledge of the executive officers of the Corporation, threatened against the Corporation or any of the Affiliated Practices before any federal, state or local court, board, department, commission or agency nor to their knowledge, does any basis therefor exist.

     6.14 Related Parties.  Except as set forth in the Corporation Disclosure
          ----------------
Letter, to the knowledge of the executive officers of the Corporation, none of the executive officers or directors of the Corporation or any entity controlled by any of the foregoing or any member of the immediate family of any of the foregoing:

          (a) owns, directly or indirectly, any interest in (except for stock holdings not in excess of two percent (2%) held solely for investment purposes in securities which are listed on a national securities exchange or which are regularly traded in the over-the-counter market), or is an owner, sole proprietor, stockholder, partner, director, officer, employee, provider, consultant or agent of any person which is a competitor, lessor, lessee or customer of or a party to a management services or similar agreement with, or supplier of goods or services to, the Corporation, except where the value to such individual of any such arrangement with the Corporation has been less than $25,000 in the last twelve (12) months;

          (b) owns, directly or indirectly, in whole or in part, any real property, leasehold interests, tangible property or intangible property with a fair market value of $25,000 or more which the Corporation currently uses in its business;

          (c) has any cause of action or other suit, action or claim whatsoever against, or owes any amount to the Corporation, except for claims in the ordinary course of business, such as for accrued vacation pay, accrued benefits under Compensation Plans and similar matters;

          (d) has sold to, or purchased from, the Corporation any assets or property for consideration in excess of $25,000 in the aggregate since April 7, 1997;

          (e) is competing or at any time since April 7, 1997 has competed, directly or indirectly with the Corporation; or

          (f) is indebted to the Corporation or any Affiliated Practice.

     As used in this SECTION 6.14, a person's immediate family shall mean such
                     ------------
person's spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, and brothers and sisters-in-law.

     6.15 No Brokers.  The Corporation has not entered into any contract,
          ----------
arrangement or understanding with any person or firm which may result in the obligation of Acquiror to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

     6.16 Vote Required.  The affirmative vote of the holders of a majority of
          -------------
the outstanding Common Shares and Preferred Shares is the only vote of the holders of any class or series of capital stock of the Corporation necessary to approve the Merger.

     6.17 Contracts, No Default.
          ---------------------

          (a) The Corporation Disclosure Letter sets forth as of the date of this Agreement a list of each Contract of the Corporation:

              (i) involving an aggregate payment or commitment per Contract on the part of any party of more than $50,000 during the six (6) month period ending September 30, 1997;

              (ii) with an individual or entity rendering services as an employee of or contractor to the Corporation under which, during the last six
(6) months, the Corporation was obligated or became committed to pay in excess of $100,000 or under which, during the next twelve (12) months, the Corporation is reasonably expected to pay or to become obligated to pay in excess of $100,000;

              (iii) concerning a partnership or joint venture with another person;

              (iv) concerning employment arrangements with their respective directors, officers or employees (which arrangements, in the case of employees other than the officers or directors of the Corporation, provide for annual compensation in excess of $50,000 to such persons), or providing for severance payments to any such directors, officers or employees;

               (v) involving the provision by the Corporation of medical practice management or similar services;

               (vi) involving an acquisition of assets or securities, which acquisition has not yet been consummated or has been consummated during the six
(6) months immediately preceding the date of this Agreement; or

               (vii) evidencing Indebtedness of the Corporation in an amount greater than $25,000. "Indebtedness" means any liability in respect of (a) borrowed money, (b) capitalized lease obligations, (c) the deferred purchase price of property or services (other than trade payables in the ordinary course of business), (d) debt assumed by the Corporation in its acquisition of the Affiliated Practices and (e) guarantees of any of the foregoing incurred by any other person other than the Acquiror or the Corporation, as appropriate, or any of their respective subsidiaries, except that Indebtedness shall not include short term credit facilities entered into in the ordinary course of business.

          (b) The Corporation Disclosure Letter lists each Contract to which the Corporation or affiliates (other than individuals) is a party limiting the right of the Corporation or affiliates (other than individuals) prior to the Effective Time, or the Surviving Corporation any of its affiliates (other than individuals) at or after the Effective Time, to engage in, or to compete with any person in, any business, including each contract or agreement containing exclusivity provisions restricting the geographical area in which, or the method by which, any business may be conducted by the Corporation or affiliates (other than individuals) prior to the Effective Time, or Surviving Corporation or any of its affiliates (other than individuals) after the Effective Time.

          (c) Each Contract, and each other contract or agreement of the Corporation which would have been required to be disclosed in the Corporation Disclosure Letter had such contract or agreement been entered into prior to the date of this Agreement is, or will be, as the case may be, in full force and effect and is, or will be, as the case may be, a legal, valid and binding Contract and there is no material default (or any event which, with the giving of notice or lapse of time or both, would be a material default) by the Corporation or, to the knowledge of the executive officers of the Corporation, any other party, in the timely performance of any obligation to be performed or paid under any of Contracts or any such other contract or agreement, except where the failure to be in full force and effect or to be valid and binding, or where such default, individually or in the aggregate could not reasonably be expected to result in a cost to the Corporation in excess of $100,000.

     6.18 Real Property.
          -------------

          (a) Except as set forth in the Corporation Disclosure Letter, the Corporation does not own or have the option or right to acquire any real property.

          (b) With respect to the lease dated June 29, 1995, relating to the Corporation's principal executive offices in Memphis, Tennessee and all other leases with the Corporation as set forth in the Corporation Disclosure Letter:

             (i) each such lease is in full force and effect and is a legal, valid and binding obligation of the Corporation, enforceable by the Corporation in accordance with its terms, except as set forth in the Corporation Disclosure Letter;

             (ii) no notices of default under such leases have been received by the Corporation which are still in effect, the Corporation is not in breach or default of such leases, and no event has occurred which, with notice or lapse of time, would constitute such a breach or default or permit termination, modification or acceleration under such leases;

            (ii) as of the date of this Agreement, to the knowledge of the executive officers of the Corporation, there are no pending or threatened condemnation or eminent domain proceedings with respect to the real property subject to such leases; and

            (iv) as of the date of this Agreement, the Corporation has not received notice of any special assessments relating to the real property subject to such leases.

     6.19 Information.  No representation or warranty made by the Corporation
          -----------
contained in this Agreement and no statement contained in any certificate, list, exhibit or other instrument specified in this Agreement, including without limitation the Corporation Disclosure Letter, contains any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

     6.20 Compliance with Applicable Laws.  Except as disclosed in the
          -------------------------------
Corporation Disclosure Letter, the Corporation and the Affiliated Practices hold all permits, licenses, variances, exemptions, orders and approvals of all courts, administrative agencies or commissions or other governmental authorities or instrumentalities, domestic or foreign (each, a "Governmental Entity"), except for such permits, licenses, variances, exemptions, orders and approvals the failure to hold which would not have a Corporation Adverse Effect (the "Corporation Permits"). To the actual knowledge of the Corporation's executive officers, the Corporation and the Affiliated Practices are in compliance with the terms of the Corporation Permits, except for such failures to comply, which, singly or in the aggregate, would not have a Corporation Adverse Effect. To the actual knowledge of the Corporation's executive officers, the businesses of the respective Corporation and the Affiliated Practices are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, including, but not limited to laws, rules and regulations relating to professional and specialty licensing, the corporate practice of medicine, prohibitions on kickbacks and referrals under Medicare and Medicaid programs, health care, drug enforcement, zoning ordinances, building codes, occupational health and safety, employee benefits, immigration, wages, workplace safety, equal employment opportunity and race, religious, sex and age discrimination, except for possible violations which individually or in the aggregate do not and could not have a Corporation Adverse Effect. No investigation or review by any Governmental Entity with respect to the Corporation or the Affiliated Practices is pending, or, to the actual knowledge of the executive officers of the Corporation, threatened, nor has any Governmental Entity indicated an intention to conduct the same.

     6.21 Accounts Receivable.  Except as set forth in the Corporation
          -------------------
Disclosure Letter, the accounts receivable of the Corporation as reflected in the Corporation's unaudited financial statements for the period ending September 30, 1997 (the "Corporation's Financial Statements"), to the extent uncollected on the date hereof, and the accounts receivable reflected on the books of the Corporation are valid and existing and represent monies due, and the Corporation has made reserves reasonably considered adequate for receivables not collectible in the ordinary course of business, and (subject to the aforesaid reserves) are subject to no refunds or other adjustments and to no defenses, rights of setoff, assignments, restrictions, encumbrances or conditions enforceable by third parties on or affecting any thereof, except for such refunds, adjustments, defenses, rights of setoff, assignments, restrictions, encumbrances or conditions as would not have a material adverse effect on the Corporation.

     6.22 Inventory.  The inventories of the Corporation as reflected in the
          ---------
Corporation's Financial Statements or acquired by the Corporation after the date thereof, (i) are carried as provided in the Corporation's Financial Statements not in excess of the lower of cost or net realizable value and (ii) do not include any inventory which is obsolete, surplus or not usable or saleable in the lawful and ordinary course of business of the Corporation as heretofore conducted, in each case net of reserves provided therefor.

     6.23 Product Liability. Except as disclosed in the Corporation Disclosure
          -----------------
Letter, the Corporation is not aware of any claim, or the basis of any claim, against the Corporation for injury to person or property of employees or any third parties suffered as a result of the sale of any product or performance of any service by the Corporation, including claims arising out of the defective or unsafe nature of its products or services, which could have a material adverse effect on the Corporation. The Corporation has, and on the Effective Date will have, full and adequate insurance coverage for potential product liability claims against it.

     6.24 Environment.  As used herein, the term "Environmental Laws" means all
          -----------
federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including without limitation laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or industrial, toxic or hazardous substances or wastes into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of chemicals, pollutants, contaminants, or industrial, toxic or hazardous substances or wastes, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder. Except as disclosed in the Corporation Disclosure Letter, there are, with respect to the Corporation or any Affiliated Practice, no past or present violations of Environmental Laws, releases of any material into the environment, actions, activities, circumstances, conditions, events, incidents, or contractual obligations which may give rise to any common law liability or any liability under CERCLA or similar state or local laws, which liabilities, either individually or in the aggregate, would have a Corporation Adverse Effect. With respect to the generation, transportation, treatment, storage and disposal, or other handling of Medical Waste, the Corporation and each Affiliated Practice has complied with all Medical Waste Laws.

     As used herein, "Medical Waste" includes, but is not limited to, (i) pathological waste, (ii) blood, (iii) sharps, (iv) wastes from surgery or autopsy, (v) dialysis waste, including contaminated disposable equipment and supplies, (vi) cultures and stocks of infectious agents and associated biological agents, (vii) contaminated animals, (viii) isolation wastes, (ix) contaminated equipment, (x) laboratory waste, (xi) any substance, pollutant, material, or contaminant listed or regulated under the MWTA, and (xii) various other biological waste and discarded materials contaminated with or exposed to blood, excretion, or secretions from human beings or animals. As used herein, "Medical Waste Laws" shall mean the following, including regulations promulgated and orders issued thereunder, all as may be amended from time to time: (i) the MWTA, (ii) the U.S. Public Vessel Medical Waste Anti-Dumping Act of 1988, 33 USCA (S)(S)2501 et seq., (iii) the Marine Protection, Research, and Sanctuaries
                -- ---
Act of 1972, 33 USCA (S)(S)1401 et seq., (iv) The Occupational Safety and Health
                                -- ---
Act, 29 USCA (S)(S)651 et seq., (v) the Unites States Department of Health and
                       -- ---
Human Services, National Institute for Occupational Safety and Health, Infectious Waste Disposal Guidelines, Publication No. 88-119, and (vi) and any other federal, state, regional, county, municipal, or other local laws, regulations, and ordinances insofar as they purport to regulate Medical Waste, or impose requirements relating to Medical Waste.

     6.25 Recoupment Proceedings.  There are no material Medicare or Medicaid
          ----------------------
recoupment or recoupments of any third-party payor being sought, requested or claimed, or to the Corporations knowledge, threatened against the Corporation or any of the Affiliated Practices.

     6.26 Insurance.
          ---------

          (a) The Corporation has (i) property, fire and casualty insurance policies, with extended coverage (subject to reasonable deductibles), sufficient to allow it to replace any of its properties that might be damaged or destroyed, and (ii) except for professional liability insurance which is specifically covered in Section 6.26(b) below, have liability, workers compensation insurance
           --------------
and bond and surety arrangements reasonably adequate, in light of the business in which it is engaged, to protect it and its financial condition against the risks involved in the business conducted by it. The Corporation Disclosure Letter sets forth a list of all such policies.

          (b) The Corporation Disclosure Letter contains a list of each policy of professional liability insurance and errors and omissions insurance, and all amendments and endorsements thereto currently in effect, which provide insurance for the Corporation and the Affiliated Practices, including the name of each insurer, the amount of coverage provided under the policy, all persons, groups and entities that are afforded coverage under the policies, the term of the policy and type of coverage (whether "claims made" or otherwise and whether such policies include "tail" coverage) and whether the policy is in effect as of the date hereof. The Corporation and the Affiliated Practices have been covered by one or more policies of professional liability insurance continuously since January 1, 1991, or the date of formation of the Corporation or the Affiliated Practices, as the case may be, for all services provided pursuant to all management services or other professional activities of the Corporation and the Affiliated Practices, and any of their predecessors or affiliates, whether currently in effect or previously in effect, with limits at least as great as those set forth in the Corporation Disclosure Letter.

          (c) The Corporation Disclosure Letter sets forth any pending claims in excess of $20,000 under each of the policies listed therein, and there are no other pending claims under any of such policies, and to the actual knowledge of the Corporation's executive officers no event has occurred and no condition exists that could reasonably be expected to give rise to or serve as a basis for any such claim.

          (d) Neither the Corporation nor any Affiliated Practice is in default under any insurance policy or bond described in Section 6.26(a), and no event
                                                ----------------
which would (with the passage of time, notice or both) constitute a breach or default thereunder by the Corporation or any Affiliated Practice or, to the Corporation's knowledge, the insurer thereunder, has occurred, or, to the Corporation's knowledge, will occur as a result of the transactions contemplated herein. Consummation of the transactions contemplated herein will not (and will not give any person or entity a right to) terminate or modify any material rights of, or accelerate or augment any material obligation of the Corporation or any Affiliated Practice under any insurance policy or bond insofar as such policy or bond relates to or covers incidents that give rise to claims for incidents taking place prior to the Closing Date. Neither the Corporation nor any Affiliated Practice have done anything by way of action or inaction which might invalidate or diminish coverage under any of such policies in whole or in part. There are no outstanding requirements or recommendations of any insurance company that has issued a policy to the Corporation or any Affiliated Practice which require or recommend any changes to the conduct of the business of the Corporation or any Affiliated Practice, or any repair or other work with respect to any of its or their respective properties.

     6.27 Title to Assets, Liens.  Except as disclosed in the Corporation
          ----------------------
Disclosure Letter, to the extent material to the business or operations of the Corporation, the Corporation has good and marketable title to all of its inventory, accounts receivable, property, equipment and other assets, and such assets are free and clear of any material mortgages, liens, charges, encumbrances, or title defects of any nature whatsoever, except for such mortgages, liens, charges, encumbrances or title defects which would not materially and adversely affect the value of such property as carried on the Corporation's Financial Statements or would not have a material adverse effect on the Corporation. The Corporation has valid and enforceable leases for the premises and the equipment, furniture and fixtures purported to be leased by it, except for leases, the failure of which to have or be enforceable, would not have Corporation Adverse Effect.

     6.28 No Material Adverse Effect.  Except as disclosed in the Corporation's
          --------------------------
Financial Statements or in the Corporation Disclosure Letter, the Corporation is not aware of any fact which, alone or together with another fact, is likely to result in a Corporation Adverse Effect.

                                  ARTICLE VII
                                  -----------

           REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND MERGER SUB

     Acquiror and Merger Sub represent and warrant to the Corporation as of the date of this Agreement as follows:

      7.1 Existence; Good Standing; Corporate Authority; Compliance With Law.
          -------------------------------------------------------------------
Acquiror is a corporation duly incorporated, validly existing in good standing under the laws of Delaware. Acquiror is duly licensed or qualified to do business as a foreign corporation and in good standing under the laws of each jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect on the business of Acquiror taken as a whole, which for purposes of this Agreement shall mean the business of Acquiror and the Acquiror Subsidiaries (hereinafter defined) taken as a whole (an "Acquiror Adverse Effect"). Acquiror has all requisite corporate power and authority to own, operate and lease its properties and carry on its business as now conducted.
The copies of Acquiror's Third Amended and Restated Certificate of Incorporation and Bylaws previously delivered to the Corporation are true and correct. Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of Tennessee. Merger Sub has not conducted any business or incurred any liabilities other than in connection with the negotiation and execution of this Agreement. Merger Sub is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary. Merger Sub has the corporate power and authority to execute and deliver this Agreement and consummate the transactions contemplated hereby. The copies of Merger Sub's Charter and Bylaws previously delivered are true and correct.

      7.2 Authorization, Validity and Effect of Agreements.  The Acquiror, as
          ------------------------------------------------
the sole stockholder of Merger Sub, has approved this Agreement. Subject only to the approval of this Agreement by the holders of a majority of the outstanding shares of Acquiror Common Stock, Acquiror's Class A Common Stock, and all of Acquiror's Series B Preferred Stock, the execution and delivery of this Agreement and all agreements and documents contemplated hereby by Acquiror and Merger Sub, and the consummation by them of the transactions contemplated hereby and thereby, have been duly authorized by all requisite corporate action; provided, however, that Closing is subject to approval by the Acquiror's Board of Directors. This Agreement constitutes, and all agreements and documents contemplated hereby (when executed and delivered pursuant hereto for value received) will constitute, the valid and legally binding obligations of Acquiror and Merger Sub, enforceable in accordance with their terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting generally the enforcement of creditors' rights and by general principles of equity.

      7.3 Capitalization.  The authorized capital stock of Acquiror consists of
          --------------
(i) 20,000,000 shares of Acquiror Voting Common Stock, 20,000,000 shares of Non-Voting Common Stock, and 20,000,000 shares of Acquiror Prime Common Stock, all with a par value of $0.0025 per share (collectively, the "Acquiror Common Stock"), and (ii) 15,000,000 shares of Preferred Stock and 500,000 shares of Class A Stock, all with a par value of $0.01 per share. As of October 8, 1997, approximately (a) 9,400,000 shares of Acquiror Common Stock, (b) 3,825,000 shares of Preferred Stock and (c) 200,000 shares of Class A Stock were issued and outstanding. All such shares are duly authorized, validly issued, fully paid and nonassessable. As of the same date, (i) approximately 1,850,000 warrants to purchase shares of Acquiror Common Stock were held by venture capital and other investors and (ii) no more than a total of 3,500,000 options to purchase Acquiror Common Stock had been granted as fully vested or time vested options, or had been earned by consultants and employees based on performance criteria (although agreements with certain consultants and employees provide that additional performance options may be earned). As of the date of this Agreement, additional options, warrants and shares will have been issued, and commitments to issue such securities will have been entered into, in connection with arms-length transactions, including, without limitation, practice acquisitions and debt financing. Other than as set forth above or in the disclosure letter delivered by the Acquiror to the Corporation at or prior to Closing (the "Acquiror Disclosure Letter"), or as contemplated by this Agreement, as of the date of this Agreement, there are no options, warrants, calls, subscriptions, convertible securities, or other rights or other agreements or commitments which obligate Acquiror or any of the Acquiror Subsidiaries (hereinafter defined) to issue, transfer or sell any shares of capital stock of Acquiror or any of the Acquiror Subsidiaries (hereinafter defined).

      7.4 Subsidiaries.  Acquiror owns directly or indirectly each of the
          ------------
outstanding shares of capital stock of each of Acquiror's subsidiaries as disclosed in the Acquiror Disclosure Letter (individually, a "Acquiror Subsidiary" and collectively, the "Acquiror Subsidiaries"). Each Acquiror Subsidiary is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified would not have a Acquiror Adverse Effect.

      7.5 Noncontravention.  Except as set forth in the Acquiror Disclosure
          ----------------
Letter, neither the execution and delivery by Acquiror or Merger Sub of this Agreement, nor the consummation by Acquiror or Merger Sub of the transactions contemplated hereby in accordance with the terms hereof, will: (i) conflict with or result in a breach of any provisions of the Third Amended and Restated Certificate of Incorporation or Bylaws of Acquiror or the Charter or Bylaws of Merger Sub; (ii) violate, or conflict with, or result in a material breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, or result in the creation of any material lien, security interest, charge or encumbrance upon any of the material properties of Acquiror or Merger Sub under, or result in being declared void, voidable, or without further binding effect, any of the terms, conditions or provisions of any Contract to which Acquiror or Merger Sub are a party, or by which Acquiror or Merger Sub or any of their properties are bound or affected except with respect to matters which are not material to the business of Acquiror taken as a whole; or (iii) other than Regulatory Filings, require any material consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority, of which the failure to obtain would have a Acquiror Adverse Effect.

      7.6 Financial Statements.  Acquiror has delivered to the Corporation
          --------------------
Acquiror's audited financial statements for the year ending December 31,1996 and the six (6) months ending June 30, 1997, and the unaudited financial statements for the period ending August 31, 1997 (the "Acquiror's Financial Statements"). As of their respective dates, the Acquiror's Financial Statements were prepared in accordance with generally accepted accounting principles ("GAAP"), consistently applied.

      7.7 Litigation.   Except as disclosed in the Acquiror Disclosure Letter,
          ----------
there are no actions, suits or proceedings pending in excess of the aggregate amount of $100,000 against Acquiror or Acquiror's Subsidiaries or, to the actual knowledge of the executive officers of Acquiror, threatened against Acquiror or Acquiror's Subsidiaries, at law or in equity, or before or by any federal, state or local commission, board, bureau, agency or instrumentality that are reasonably likely to have a Acquiror Adverse Effect.

      7.8 Absence of Certain Changes.  Except as disclosed in the Acquiror's
          --------------------------
Financial Statements and as set forth in the Acquiror Disclosure Letter, since June 30, 1997, the Acquiror and the Acquiror's Subsidiaries have conducted their respective businesses only in the ordinary course and there have not been (i) any damage, destruction or loss (not covered by insurance) with respect to any material assets of the Acquiror or Acquiror Subsidiaries; (ii) any change in the Acquiror or any Acquiror Subsidiaries or any development or combination of developments of which their respective executive officers have knowledge that has resulted or is reasonably likely to result in an Acquiror Adverse Effect;
(iii) any declaration, setting aside or payment of any dividend or distribution with respect to the Acquiror Voting Common Stock; or (iv) any material change in the Acquiror accounting principles, practices or methods.

      7.9 Taxes and Tax Returns.
          ---------------------

          (a) All Tax Returns required to have been filed by Acquiror have been timely filed (taking into account duly granted extensions) and are true, correct and complete in all respects. Except as set forth in the Acquiror Disclosure Letter, (i) Acquiror is not currently the beneficiary of any extension of time within which to file any Tax Return, and (ii) no claim has ever been made by any governmental authority in a jurisdiction where Acquiror does not file Tax Returns that Acquiror is or may be subject to taxation by that jurisdiction.

          (b) All Taxes of Acquiror which have become due (without regard to any extension of the time for payment and whether or not shown on any Tax Return) have been paid. Acquiror has withheld and paid over to the applicable taxing authority all Taxes required to have been withheld and paid over and has complied with all information reporting and back-up withholding requirements relating to Taxes. There are no liens with respect to Taxes on any of the assets of Acquiror, other than liens for Taxes not yet due and payable or for Taxes disclosed in the Acquiror Disclosure Letter that are being contested in good faith through appropriate proceedings and for which adequate reserves have been established in the Acquiror's Financial Statements.

          (c) No deficiencies exist or have been asserted or are expected to be asserted (verbally or in writing) with respect to Taxes of Acquiror and Acquiror has not received notice nor does it expect to receive notice (verbally or in writing) that it has not filed a Tax Return or paid any Taxes required to be filed or paid by it. No audit, examination, investigation, action, suit, claim or proceeding relating to the determination, assessment or collection of any Tax of Acquiror is currently in process, pending or threatened (verbally or in writing). No waiver or extension of any statute of limitations relating to the assessment or collection of any Tax of Acquiror is in effect. There are no outstanding requests for rulings with any taxing authority relating to Taxes of Acquiror.

          (d) Acquiror has delivered to the Corporation true and complete copies of all federal, state, local and foreign income Tax Returns filed by Acquiror for the period from November 3, 1995 through December 31, 1995 and for the year ended December 31, 1996, together with all related examination reports, statements of deficiencies and closing and other agreements. The Acquiror Disclosure Letter indicates which, if any, of such returns have been, or currently are, the subject of any audit, examination or other Tax proceeding.

     7.10 No Brokers.  Acquiror has not entered into any contract, arrangement
          ----------
or understanding with any person or firm which may result in the obligation of Acquiror to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, except the arrangements with which have been set forth in the Acquiror Disclosure Letter. Other than the foregoing arrangements, Acquiror is not aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

     7.11 Capital Stock.  The Acquiror Voting Common Stock that will be
          -------------
delivered in connection with the Merger will be when delivered validly issued, fully paid and nonassessable. The issuance and delivery by Acquiror of shares of Acquiror Voting Common Stock in connection with the Merger will have been duly and validly authorized by all necessary corporate action on the part of Acquiror except for the approval of its stockholders contemplated by this Agreement.

     7.12 Compliance with Applicable Laws.  Acquiror and the Acquiror
          -------------------------------
Subsidiaries hold all necessary permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities, except for such permits, licenses, variances, exemptions, orders and approvals the failure of which to hold would not have a Acquiror Adverse Effect (the "Acquiror Permits"). Acquiror and the Acquiror Subsidiaries are in compliance with the terms of the Acquiror Permits, except for such failures to comply, which singly or in the aggregate, would not have a Acquiror Adverse Effect. Except as set forth in the Acquiror Disclosure Letter, the businesses of Acquiror and the Acquiror Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for possible violations which individually or in the aggregate do not and would not have a Acquiror Adverse Effect. No investigation or review by any Governmental Entity with respect to Acquiror or any of the Acquiror Subsidiaries is pending, or, to the knowledge of Acquiror, threatened, nor has any Governmental Entity indicated an intention to conduct the same, other than those the outcome of which would not have a Acquiror Adverse Effect.

     7.13 Certain Agreements.  Except as set forth in the Acquiror Disclosure
          ------------------
Letter, neither Acquiror nor any of the Acquiror Subsidiaries is a party to any oral or written (i) agreement, contract, indenture or other instrument relating to Indebtedness in an amount exceeding $1,000,000 or (ii) other contract, agreement or commitment (except those entered into in the ordinary course of business) having a Acquiror Adverse Effect. Neither Acquiror nor any of the Acquiror Subsidiaries is in default (with or without notice or lapse of time, or both) under any indenture, note, credit agreement, loan document, lease, license or other agreement including, but not limited to, any benefit plan, whether or not such default has been waived, which default, alone or in the aggregate with other such defaults, would have a Acquiror Adverse Effect.

    7.14  Information.  No representation or warranty made by Acquiror contained
          -----------
in this Agreement and no statement contained in any certificate, list, schedule, exhibit or other instrument specified in this Agreement, including without limitation the Acquiror Disclosure Letter, contains any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

     7.15 Title to Assets, Liens.  Except as disclosed in the Acquiror
          ----------------------
Disclosure Letter, to the extent material to the business or operations of Acquiror and the Acquiror Subsidiaries, Acquiror has good and marketable title to all of its inventory, accounts receivable, property, equipment and other assets, and such assets are free and clear of any material mortgages, liens, charges, encumbrances, or title defects of any nature whatsoever, except for such mortgages, liens, charges, encumbrances or title defects which would not materially and adversely affect the value of such property as carried on Acquiror's Financial Statements or would not have a Acquiror Adverse Effect. Acquiror and the Acquiror Subsidiaries have valid and enforceable leases for the premises and the equipment, furniture and fixtures purported to be leased by them, except for leases, the failure of which to have or be enforceable, would not have a Acquiror Adverse Effect.

     7.16 POM.  Not withstanding anything to the contrary contained in this
          ----
Article VII, all representations and warranties of Acquiror and Merger Sub are
-----------
further qualified by such information contained in the POM to be delivered by Acquiror to the Corporation, Corporation's counsel and Corporation's shareholders prior to Closing.

                                   ARTICLE VII
                                   -----------

                                   COVENANTS

      8.1 Acquisition Proposals.  Subject to the fiduciary duties of the Board
          ---------------------
of Directors of the Corporation, as advised by outside counsel, and as set forth in the Corporation's Disclosure Letter regarding the pending or proposed Affiliated Practice acquisition of Bryant Family Practice, P.A., a Tennessee professional association, and Bryant Leasing Company, Inc., a Tennessee corporation, the Corporation shall not, directly or indirectly, take (nor shall the Corporation authorize or permit the Acquiror Subsidiaries, its officers, directors, employees, representatives, investment bankers, attorneys, accountants or other agents or affiliates, to take) any action to (i) encourage, solicit or initiate the submission of any Acquisition Proposal (defined below),
(ii) enter into any agreement with respect to any Acquisition Proposal or (iii) participate in any way in discussions or negotiations with, or furnish any information to, any person in connection with, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal. The Corporation will promptly communicate to Acquiror any solicitation by the Corporation and the terms of any proposal or inquiry, including the identity of the person and its affiliates making the same, that it may receive in respect of any such transaction, or of any such information requested from it or of any such negotiations or discussions being sought to be initiated with it. "Acquisition Proposal" shall mean any proposed (i) merger, consolidation or similar transaction involving the Corporation, (ii) sale, lease or other disposition directly or indirectly by merger, consolidation, share exchange or otherwise of assets of the Corporation representing thirty percent (30%) or more of the consolidated assets of the Corporation, or (iii) issue, sale, or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into, such securities) representing 10% or more of the voting power of the Corporation.

      8.2 Interim Operations of the Corporation.   The Corporation covenants and
          -------------------------------------
agrees that, from and after the date hereof until the Effective Time (except as Acquiror shall otherwise agree or except as otherwise contemplated by this Agreement):

          (a) To the extent reasonably practicable taking into account any operational matters that may arise that are attributable to the pendency of the Merger, the business of the Corporation shall be conducted only in the ordinary course and, to the extent consistent therewith, the Corporation shall use commercially reasonable efforts to preserve its business organization intact.

          (b) The Corporation shall not (i) sell or pledge or agree to sell or pledge any stock of the Corporation, except in connection with the pending Affiliate Practice acquisition of Bryant Family Practice Clinic, P.A., a Tennessee professional association, and Bryant Leasing Company, Inc., a Tennessee corporation, and as disclosed in the Corporation's Disclosure Letter;
(ii) amend its Charter or Bylaws (except with the unanimous written consent of the Acquiror's board of directors); (iii) split, combine or reclassify any outstanding capital stock; (iv) declare, set aside or pay any dividend payable in cash, stock or property with respect to any of its capital stock; or (v) repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock.

          (c) The Corporation shall not (i) issue, sell, pledge, dispose of or encumber, or authorize or propose the issuance, sale, pledge, disposition or encumbrance of, any shares of, or securities convertible or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of its capital stock of any class or Voting Debt, other than Common Shares issuable pursuant to warrants outstanding on the date of this Agreement;
(ii) except as previously disclosed regarding Corporation's use of Union Planter's National Bank, NA., as a credit facility, transfer, lease, license, guarantee, sell, mortgage, pledge, dispose of any other property or assets or encumber any property or assets or incur or modify any indebtedness or other liability other than in the ordinary course of business; (iii) authorize capital expenditures other than in the ordinary course of business; (iv) make any acquisitions of, or investment in, substantially all the assets of or stock of any other person or entity; or (v) make any payment to third parties for goods or services which are not commercially reasonable or on an arm's length basis.

          (d) The Corporation shall not grant any bonus or pay increase or any severance or termination pay to, or enter into any Employment Agreement with, any director, officers or other employee of the Corporation, except as (i) may be required to satisfy existing contractual obligations of the Corporation as of the date hereof, (ii) set forth in the Corporation Disclosure Letter, or (iii) required by applicable law.

          (e) Except as set forth in the Corporation Disclosure Letter or as may be required to satisfy existing contractual obligations of the Corporation existing as of the Effective Date and the requirements of applicable law, the Corporation shall not establish, adopt, enter into, make or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, employee stock ownership, deferred compensation, employment, termination, severance or other plan, trust, fund, policy or arrangement for the benefit of any class of directors, officers or employees or make, or accelerate the vesting of, any grants, awards, benefits or options under any such plans.

          (f) The Corporation shall not, except in the ordinary and usual course of business and on commercially reasonable terms, modify, amend or terminate any of its Contracts or waive, release or assign any rights or claims.

          (g) The Corporation shall not change its method of accounting as in effect at April 7, 1997, except as required by changes in generally accepted accounting principles as concurred in by the Corporation's independent auditors. The Corporation will not change its fiscal year.

          (h) The Corporation shall not take or cause to be taken any action which would disqualify the Merger as a "reorganization" within the meaning of
Section 368(a)(1)(A) and Section 368(a)(2)(D) of the Code.

          (i) The Corporation will not authorize or enter into an agreement to do any of the actions referred to in paragraphs (a) through (h) above unless such agreement is conditioned upon the consent of Acquiror.

      8.3 Interim Operations of Acquiror.
          ------------------------------

          (a) Acquiror covenants and agrees as to itself and the Acquiror Subsidiaries that, from and after the date hereof and until the Effective Time (except as the Corporation shall otherwise agree or except as otherwise contemplated by this Agreement), neither Acquiror nor Merger Sub shall take or cause to be taken any action which would disqualify the Merger as a "reorganization" within the meaning of Section 368(a) of the Code; provided that nothing hereunder shall limit the ability of Acquiror to exercise any of its rights or perform any of its obligations under Section 10.5(b) of this
                                               ---------------
Agreement.

          (b) Neither Acquiror nor any of the Acquiror Subsidiaries will authorize or enter into an agreement to do any of the actions referred to in this Section 8.3. Subject to the foregoing, as of the date hereof, Acquiror
     -----------
agrees that the business of Acquiror and the Acquiror Subsidiaries will not be conducted in any manner materially inconsistent with its business in the ordinary and usual course, including the acquisition from time to time of the assets or stock of other businesses.

      8.4 Meetings of Stockholders.  Each of Acquiror and the Corporation will
          ------------------------
take all action necessary in accordance with applicable law and its Charter or its certificate of incorporation, as the case may be, and Bylaws to convene a meeting of its stockholders as promptly as practicable to consider and vote upon the approval of this Agreement. The Board of Directors of each of Acquiror and the Corporation shall, except to the extent the Board of Directors of the Corporation reasonably believes is required by fiduciary obligations under applicable law, recommend such approval and Acquiror and the Corporation shall each take all lawful action to solicit such approval. The Corporation and Acquiror shall coordinate and cooperate with respect to the timing of such meetings and shall use their reasonable efforts to hold such meeting on the same day.

      8.5 Filings, Other Action.  Subject to the terms and conditions herein
          ---------------------
provided, the Corporation and Acquiror shall: (i) use all reasonable efforts to cooperate with one another in (a) determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time from, governmental or regulatory authorities of the United States, the several States and foreign jurisdictions in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby and (b) timely making all such filings and timely seeking all such consents, approvals, permits or authorizations; and (ii) use all reasonable efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things, necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purpose of this Agreement, the proper officers and/or directors of Acquiror, Merger Sub and the Corporation shall take all such necessary action.

      8.6 Access.  Each of the Acquiror and Corporation shall, and shall cause
          ------
each of its respective subsidiaries to, afford to the other party and to the officers, employees, accountants, counsel, financial advisors and other representatives of such other party, reasonable access during normal business hours during the period prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records and, during such period, each of the Acquiror, Acquiror Subsidiaries and Corporation shall, and shall cause each of its respective subsidiaries to, furnish promptly to the other party (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (ii) all other information concerning its business, properties and personnel as such other party may reasonably request.

      8.7 Merger Indemnification.
          ----------------------

          (a) Acquiror and Merger Sub agree that all rights to indemnification for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors or officers of the Corporation as provided in its Charter or Bylaws shall survive the Merger and shall continue in full force and effect in accordance with their terms in favor of Acquiror or Merger Sub, as the case may be.

          (b) Subject to the limitations set forth in Section 8.7(f) herein, the
                                                      -------------
Corporation shall indemnify and hold Acquiror, and its officers, directors, shareholders, agents and employees, and Merger Sub harmless from and against any and all liabilities, losses, claims, damages, actions, suits, costs, deficiencies and expenses, including reasonable attorneys' fees ("Damages") arising from or by any reason of or resulting from any breach by the Corporation of any representation, warranty or covenant contained in this Agreement.

          (c) Acquiror and Merger Sub jointly and severally shall indemnify and hold Corporation, and its officers, directors, shareholders, agents and employees, harmless from and against any and all Damages arising from or by any reason of or resulting from any breach by the Acquiror or Merger Sub, as the case may be, of any representation, warranty or covenant contained in this Agreement.

          (d) In the event the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in each such case, proper provisions shall be made so that the successors and assigns of the Acquiror or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 8.7.
                                                                -----------

          (e) This Section 8.7 shall survive the consummation of the Merger at
                   -----------
the Effective Time, is intended to benefit the Corporation, Acquiror, the Surviving Corporation and the persons indemnified pursuant to Sections 8.7(b)
                                                              --------------
and (c), and shall be binding on all successors and assigns of Acquiror and the
-------
Surviving Corporation.

          (f) Notwithstanding anything contained herein to the contrary, any indemnification by the Corporation in favor of Acquiror or Merger Sub shall not exceed in all cases the value of the Escrowed Shares at the time a claim for Damages is made or the dispute is resolved; provided, however, that if the value of the Escrowed Shares is less at the time the dispute is resolved than the value of the Escrowed Shares was at the time the claim for Damages was made, the lesser value of the Escrowed Shares shall in all cases control. No claim for Damages shall be made by any party more than one (1) year after the Closing; provided, however, that if a claim is brought during such one
(1) year period and is still in dispute one (1) year after the Closing, the Escrowed Shares shall not be released until such dispute is resolved pursuant to
Section 11.6 of this Agreement.
------------

      8.8 Fees and Expenses.  All fees and expenses incurred in connection with
          -----------------
the Merger, this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

      8.9 Tax Representation Letters of the Corporation and Acquiror.
          ----------------------------------------------------------

          (a) The Corporation will sign and deliver to Black, Bobango & Morgan, counsel to the Corporation, and to Jackson Walker L.L.P., counsel to Acquiror, on the Closing Date, representation letters, dated and delivered substantially in the form of Exhibit 8.9(a) hereto as of such date, for the purpose of the
               -------------
reliance of such counsel in delivering the covenant described in Section 8.2(h).
                                                                 --------------

          (b) Acquiror will sign and deliver to Black, Bobango & Morgan, counsel to the Corporation, and to Jackson Walker L.L.P., counsel to Acquiror, on the Closing Date representation letters, dated, and substantially in the form of
Exhibit 8.9(b) hereto as of such date, for the purpose of the reliance of such
--------------
counsel delivering the covenant described in Section 8.3(a).
                                             --------------

     8.10 Further Action.  Each party hereto shall, subject to the fulfillment
          --------------
at or before the Effective Time of each of the conditions of performance set forth herein or the waiver thereof, perform such further acts and execute such documents as may be reasonably required to effectuate the Merger.

     8.11 Notification of Certain Matters.
          -------------------------------

          (a) The Corporation shall give prompt notice to Acquiror of: (i) any notice of, or other communication which becomes known to an executive officer of the Corporation relating to, a default or event that, with notice or lapse of time or both, would become a default, received by the Corporation, subsequent to the date of this Agreement and prior to the Effective Time, under any Contract material to the businesses of the Corporation taken as a whole and to which the Corporation is a party or is subject; and (ii) any change that results in a Corporation Adverse Effect. The Corporation shall give prompt notice to Acquiror when any notice or other communication from any third party becomes known to an executive officer of the Corporation alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement.

          (b) The Corporation shall give prompt notice to Acquiror, and Acquiror or Merger Sub shall give prompt notice to the Corporation, of (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

     8.12 Legal Conditions to Merger.  Each party shall use its best efforts to
          --------------------------
take, or cause to be taken, all actions necessary to comply promptly with all legal requirements which may be imposed on such party or its subsidiaries with respect to the Merger and, subject to the terms and conditions set forth in this Agreement, to consummate the transactions contemplated by this Agreement. Each party will promptly cooperate with and furnish information to each other party in connection with any such restriction suffered by, or requirement imposed upon, it or any of its subsidiaries in connection with the foregoing.

     8.13 Employment Agreements.  Acquiror hereby agrees to pay, in accordance
          ---------------------
with their terms as in effect on the date hereof, all amounts due and payable under the terms of all written Employment Agreements, severance and termination contracts, plans, policies and commitments of the Corporation and the Affiliated Practices with or with respect to its current or former employees, officers and directors as disclosed in writing to Acquiror and Merger Sub prior to the date of this Agreement, which amounts are vested on or prior to the date of this Agreement or which become vested as a result of the transactions contemplated hereby and will cause the Surviving Corporation to assume and continue to honor the terms of such Employment Agreements.

     8.14 Service Agreements.  Following the review of the management services
          ------------------
agreements to which Corporation is a party, Acquiror may require certain modifications to conform those management services agreements and other agreements with the Affiliated Practices to similar agreements to which Acquiror or the Acquiror Subsidiaries are parties. The Corporation shall use its best efforts to effect such modifications.

     8.15 Issuance of Promissory Notes and Security Agreements by Affiliated
          ------------------------------------------------------------------
Practices. In consideration for the retirement of the Indebtedness of the
---------
Affiliated Practices, as defined herein, each of the Affiliated Practices, with the exception of Memphis Children's Clinic, PLLC, shall issue a note payable to Merger Sub (singularly, the "Promissory Note" and collectively, the "Promissory Notes") and execute a Security Agreement in favor of Merger Sub (singularly, the "Security Agreement" and collectively, the "Security Agreements"), on such terms and conditions that are comparable to the existing outstanding Indebtedness, and the Security Agreements executed in connection therewith, of the Affiliated Practices.

     8.16 Employee Benefits.  Acquiror or Surviving Corporation hereby agrees to
          -----------------
pay, in accordance with their terms as in effect on the date hereof, all amounts due and payable under the terms of all unwritten and written Employee Benefit Plans and any other plans, policies, and commitments of the Corporation and the Affiliated Practices with or with respect to its current or former employees, officers and directors as disclosed in writing to Acquiror and Merger Sub prior to the date of this Agreement, which are vested on or prior to the date of this Agreement or which become vested as a result of the transactions contemplated hereby and will cause the Surviving Corporation to assume and continue to honor the terms of such Employee Benefit Plans and any other plans, policies and commitments of the Corporation.

                                   ARTICLE IX
                                   ----------

                                   CONDITIONS

      9.1 Conditions to Each Party's Obligation to Effect the Merger.  The
          ----------------------------------------------------------
respective obligations of each party to effect the Merger shall be subject to the fulfillment in all material respects at or prior to the Effective Time of the following conditions:

          (a) The Merger and this Agreement shall have been approved in the manner required by law by the holders of the issued and outstanding shares of the Corporation's and Acquiror's capital stock entitled to vote thereon.

          (b) None of the parties hereto shall be subject to any order or injunction against the consummation of the transaction contemplated by this Agreement. In the event any such order or injunction shall have been issued, each party agrees to use its reasonable efforts to have any such injunction lifted.

          (c) No more than five percent (5%) of the outstanding Shares immediately prior to the Merger shall constitute Dissenting Shares in accordance with Section 5.1(h).
     -------------

      9.2 Conditions to Obligation of the Corporation to Effect the Merger.  The
          ----------------------------------------------------------------
obligation of the Corporation to effect the Merger shall be subject to the fulfillment in all material respects at or prior to the Effective Time of the following conditions:

          (a) Acquiror and Merger Sub shall have performed each agreement contained in this Agreement required to be performed on or prior to the Effective Time and the representations and warranties of Acquiror contained in this Agreement shall be true in all material respects on and as of the Effective Time (other than any failure to so perform or any misrepresentation or omission which would not materially influence the investment decision of a reasonable purchaser of securities); and the Corporation shall have received a certificate of the President of Acquiror certifying to such effect.

          (b) Stewart shall have been elected to the Board of Directors of Acquiror, at the earlier of (i) the next annual shareholders meeting of Acquiror's shareholders or (ii) six months from the Effective Date of this Agreement; provided, however, that Stewart may attend meetings of the Board of Directors of Acquiror after the Closing Date.

          (c) At the Effective Time, Acquiror shall retire (i) the outstanding Indebtedness of the Corporation to Petra Capital, LLC, in the amount of $2,000,000 plus accrued interest through the payoff date, (ii) the outstanding Indebtedness to Union Planters National Bank in an amount not to exceed $500,000 and (iii) the outstanding Indebtedness of the Affiliated Practices in an amount not to exceed $525,000.

          (d) The representations and warranties of Acquiror set forth in this Agreement, or any document or instrument delivered to Acquiror hereunder, that are qualified as to materiality shall have been true and correct in all respects when initially made and shall be true and correct in all respects as of the Closing Date and all other representations and warranties of Acquiror set forth in this Agreement, or any document or instrument delivered to Acquiror hereunder, shall have been true and correct in all material respects when initially made and shall be true and correct in all material respects at the Closing Date.

          (e) All of the terms, covenants and conditions of this Agreement to be complied with or performed by Acquiror at or prior to Closing shall have been complied with and performed in all material respects.

          (f) Jackson Walker L.L.P., counsel for the Acquiror, shall have furnished to the Corporation, its written opinion dated the Closing Date, in form and substance reasonably satisfactory to the Corporation and its counsel.

          (g) The Acquiror Disclosure Letter shall have been furnished to the Corporation in form and substance reasonably satisfactory to the Corporation and its counsel, which shall be delivered in final form on the Closing Date.

          (h) Consent Resolutions of the Board of Directors of Acquiror and Merger Sub approving the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, certified by a duly authorized representative of Acquiror and Merger Sub.

          (i) Delivery of 781,113 shares of Acquiror Voting Common Stock to the Corporation and delivery of 86,790 shares of Acquiror Common Stock to the Escrow Agreement, with 112,200 shares being held by the Acquiror to satisfy the Petra Warrants.

          (j) Delivery by the Acquiror of the Acquiror Warrant Agreements.

          (k) Delivery of the POM to the Corporation and the Corporation's shareholders.

          (l) Delivery, in form and substance satisfactory to the Corporation and the Corporation's counsel, of the amendments to the Management Services Agreements by and between MidSouth and Memphis Children's Clinic, PLLC, Foundation Medical Group, PLLC, and Bryant Medical Services, P.C., substantially in the form attached hereto as EXHIBIT 9.2(l)(i), (ii) AND (iii), respectively.
                               --------------------------------

          (m) At the Effective Time, the Surviving Corporation's Charter shall be amended to provide that the name of the Merger Sub shall be changed to "Physician Health Corporation of MidSouth".

          (n) The Petra Warrant Agreement shall be amended through the execution and delivery of an Amended Warrant Agreement, which provides that the Acquiror Warrants shall be exercisable upon the same terms and conditions as under the Petra Warrant Agreement, except that each such Acquiror Warrant shall be exercisable for 66/100ths (.66) of that whole number of shares of Acquiror Common Stock into which the number of Common Shares subject to such Corporation Warrant immediately prior to the Effective Time would have been converted.

          (o) The Delta Warrant Agreements shall be amended through the execution and delivery of an Amended Warrant Agreement, which provides that the Acquiror Warrants shall be exercisable upon the same terms and conditions as under the Delta Warrant Agreements, except that each such Acquiror Warrant shall be exercisable for 66/100ths (.66) of that whole number of shares of Acquiror Common Stock into which the number of Common Shares subject to such Corporation Warrant immediately prior to the Effective Time would have been converted.

          (p) To take into account the exchange of Acquiror Voting Common Stock for Preferred Shares and the exchange ratio of one (1) share of the Preferred Shares to 66/100ths (.66) of one (1) share of the Acquiror Voting Common Stock, the holders of the Preferred Shares shall be granted 66,000 Acquiror Warrants in the aggregate and each such holder shall receive and execute an Acquiror Warrant Agreement, substantially in the form of EXHIBIT 9.2(P) hereto, that entitles
                                        --------------
each holder to its, his or her pro rata share of such Acquiror Warrants.

          (q) The Corporation's obligation to issue 150,000 Corporation Warrants to MidSouth Health Plan, Inc. shall be assumed by the Acquiror and each such shareholder shall be issued and shall execute an Acquiror Warrant Agreement that entitles to each holder to its, his or her pro rata share of such Acquiror Warrants, except that each such Acquiror Warrant shall be exercisable for 66/100ths (.66) of that whole number of shares of Acquiror Common Stock into which the number of Common Shares subject to such Corporation Warrant immediately prior to the Effective Time would have been converted.

          (r) The Corporation's obligation to issue 150,000 Corporation Warrants to certain members of the Corporation's management shall be assumed by the Acquiror, except that each such person shall be issued and shall execute incentive stock options of the Acquiror in connection with their respective Employment Agreements and each such incentive stock option shall be exercisable for 66/100ths (.66) of that whole number of shares of Acquiror Common Stock into which the number of Common Shares subject to such Corporation Warrant immediately prior to the Effective Time would have been converted.

      9.3 Conditions to Obligation of Acquiror and Merger Sub to Effect the
          -----------------------------------------------------------------
Merger.  The obligation of Acquiror and Merger Sub to effect the Merger shall be
------
subject to the fulfillment in all material respects at or prior to the Effective Time of the following conditions:

          (a) The Corporation shall have performed its agreements contained in this Agreement required to be performed on or prior to the Effective Time and the representations and warranties of the Corporation contained in this Agreement shall be true in all material respects on and as of the Effective Time (other than any failure to so perform or any misrepresentation or commission which would not materially influence the investment decision of a reasonable purchaser of securities); and Acquiror shall have received a certificate of the President or CEO of the Corporation certifying to such effect.

          (b) At the Effective Time, the aggregate Indebtedness of the Corporation to (i) Petra Capital, LLC, in an amount not to exceed $2,000,000 plus interest accrued through the payoff date, (ii) Union Planters National Bank, N.A., in an amount not to exceed $500,000 and (iii) and other Indebtedness (consisting substantially of indebtedness to physicians associated with Affiliated Practices) in an amount not to exceed $525,000 shall have been satisfied and evidence of releases of the foregoing liens shall be delivered to the Acquiror by either the Corporation or the foregoing Lenders.

          (c) The Corporation shall have obtained (i) such modifications to the management services agreements and related agreements that the Acquiror has identified to the Corporation in writing on or before November 11, 1997 as necessary or advisable to rectify a material regulatory problem or (ii) the Corporation shall have obtained the written opinions of counsel with healthcare law expertise who are reasonably acceptable to Acquiror that the management services agreement and related agreements in question comply in all material respects with applicable healthcare laws.

          (d) Acquiror and Merger Sub shall have received all (i) licenses, consents, permits and approvals, if any, necessary in order for Acquiror to own the Common Shares and Preferred Shares; (ii) consents necessary to consummate the transactions contemplated by this Agreement, including the consents of (x) Weston Presidio Capital II, L.P. and certain other investors under the Securities Purchase Agreement dated as of June 16, 1997 and (y) EGL Holdings, Inc., an investor in Acquiror; (iii) the approval of the Board of Directors of Acquiror; and (iv) waivers from the Acquiror's venture capital investors with respect to the issuance of the Petra Warrant Agreement.

          (e) The representations and warranties of Corporation set forth in this Agreement, or any document or instrument delivered to Acquiror hereunder, that are qualified as to materiality shall have been true and correct in all respects when initially made and shall be true and correct in all respects as of the Closing Date and all other representations and warranties of Corporation set forth in this Agreement, or any document or instrument delivered to Acquiror hereunder, shall have been true and correct in all material respects when initially made and shall be true and correct in all material respects at the Closing Date.

          (f) All of the terms, covenants and conditions of this Agreement to be complied with or performed by Corporation at or prior to Closing shall have been complied with and performed in all material respects.

          (g) Black, Bobango & Morgan, counsel to the Corporation, shall have furnished to the Acquiror, its written opinion dated the Closing Date, in form and substance reasonably satisfactory to the Acquiror and its counsel.

          (h) The Corporation's Disclosure Letter shall have been furnished to Acquiror in form and substance reasonably satisfactory to the Acquiror and its counsel, which shall be delivered in form and substance satisfactory to Acquiror and its counsel on the Closing Date.

          (i) An Investment Agreement shall have been furnished to Acquiror in form and substance reasonably satisfactory to the Acquiror and its counsel, a copy of which shall be executed by each of the Corporation's shareholders and delivered on the Closing Date, substantially in the form attached hereto as

EXHIBIT 9.3(i).
-------------

          (j) An Escrow Agreement shall have been furnished to Acquiror in form and substance reasonably satisfactory to the Acquiror and its counsel, a copy of which shall be executed by each of the Corporation's shareholders and delivered on the Closing Date.

          (k) A written consent to the amendment of the Corporation Warrants shall have been approved and executed by each of the holders of the Corporation Warrants and delivered to the Acquiror.

          (l) An Amended Warrant Agreement executed by Petra Capital, LLC, and Delta Capital, L.L.C., shall be delivered to the Acquiror, substantially in the forms as attached hereto as EXHIBITS 9.3(l)(i) AND (ii), respectively.
                            ---------------------------

          (m) A Unanimous Written Consent of the Corporation's shareholders approving the POM, and the Supplement thereto, shall have been delivered to the Acquiror by the Closing Date.

          (n) An acknowledgment executed by each of the Corporation's shareholders that each such shareholder intends to proceed with the transaction contemplated by this Agreement, with respect to which the POM and the Supplement thereto, were delivered to each such shareholder.

          (o) An employment agreement executed by Stewart, Nichols and Caldwell, shall be delivered to the Acquiror, substantially in the forms attached hereto as EXHIBITS 9.3(o)(i), (ii) AND (iii), respectively.
                   ----------------------------------

          (p) An incentive stock option agreement executed by Stewart, Nichols and Caldwell, shall be delivered to the Acquiror, substantially in the forms attached hereto as EXHIBITS 9.3(p)(i), (ii) AND (iii), respectively.
                   ----------------------------------

          (q) Promissory Notes and Security Agreements in form and substance satisfactory to the Acquiror and its counsel, to be executed by the Affiliated Practices and delivered to the Acquiror on the Closing Date.

          (r) Written consents of all third parties necessary for the consummation of the transactions contemplated by this Agreement and the ownership of the Corporation by the Acquiror; provided, that the parties to this Agreement will use their best efforts to obtain the consents required to obtain assignment of all leases set forth in the Corporation Disclosure Letter and failure to obtain all of such consents by the Closing Date shall not constitute a breach of this Agreement.

          (s) The Investors' Rights Agreements by and among the Corporation and the investors listed on EXHIBIT 9.3(s) attached hereto shall be canceled.
                        --------------

          (t)  [Intentionally omitted].

          (u) The shareholders of the Corporation, or the Corporation prior to the Closing Date, shall have paid in full (or made provision for full payment in such a manner that is satisfactory to Acquiror and Acquiror's counsel) the fees and expenses due or expected to be due to Black, Bobango & Morgan for legal services rendered in connection with the transaction contemplated by this Agreement and all other transactions that the Corporation has pending. The Acquiror shall not be liable for any legal fees due to Black, Bobango and Morgan by the Corporation incurred before or after the Closing Date and if such fees and expenses are outstanding after the Closing Date, the shareholders of the Corporation shall become personally liable, jointly and severally, for the payment of all such legal fees and expenses.

          9.4  Frustration of Closing Conditions.  None of the Corporation,
               ---------------------------------
Acquiror and Merger Sub may rely on the failure of any condition set forth in

SECTIONS 9.1, 9.2 OR 9.3, as the case may be, to be satisfied if such failure
------------------------
was caused by such party's failure to act in good faith or to use its best efforts to consummate the Merger and the other transactions contemplated by this Agreement, as required by SECTION 8.12.
                          ------------

                                   ARTICLE X
                                   ---------

                                  TERMINATION

     10.1 Termination by Mutual Consent.  This Agreement may be terminated and
          -----------------------------
may be abandoned at any time prior to the Effective Time, before or after the approval of this Agreement by the stockholders of the Corporation or Acquiror, by the mutual consent of Acquiror, Merger Sub and the Corporation.

     10.2 Termination by Either Acquiror or the Corporation.  This Agreement may
          -------------------------------------------------
be terminated and the Merger may be abandoned by action of the Board of Directors of either Acquiror or the Corporation if (i) the Merger shall not have been consummated by November 15, 1997, (ii) the approval of the Corporation's stockholders required by SECTION 9.1(a) shall not have been obtained at a
                         -------------
meeting duly convened therefor or at any adjournment thereof by November 6, 1997, or a Unanimous Written Consent of the Shareholders accepting the POM, the Merger Agreement and all of the transaction documents contemplated thereby, dated as of November 6, 1997, (iii) written acknowledgment from each holder of any Acquiror Warrants granted under the terms of this Agreement dated as of November 6, 1997, agreeing to accepting the Acquiror Warrant Agreement and the Amended Warrant Agreements on the Closing Date, or (iv) written acknowledgment from Stewart, Nichols and Caldwell agreeing to accept the incentive stock option agreements and their respective employment agreements on the Closing Date.

     10.3 Termination by the Corporation.  This Agreement may be terminated and
          ------------------------------
the Merger may be abandoned at any time prior to the Effective Time, before or after the adoption and approval by stockholders of the Corporation referred to in SECTION 9.1(a), by action of the Board of Directors of the Corporation, if
   -------------
(i) the Board of Directors of Acquiror shall have withdrawn or modified in a manner adverse to the Corporation its approval or recommendation of this Agreement or the Merger, or (ii) there has been a breach by Acquiror or Merger Sub of any representation, warranty, covenant or agreement contained in this Agreement which would have a Acquiror Adverse Effect which is not curable or, if curable, is not cured within thirty (30) days after written notice of such breach is given by the Corporation to the party committing such breach.

     10.4 Termination by Acquiror.
          -----------------------

          (a) This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval by the stockholders of Acquiror referred to in SECTION 9.1(a), by action of the Board
                                        ---------------
of Directors of Acquiror, if (i) the Board of Directors of the Corporation shall have withdrawn or modified in a manner adverse to Acquiror its approval or recommendation of this Agreement, or the Merger, or shall have recommended to stockholders of the Corporation an Acquisition Proposal, or (ii) there has been a breach by the Corporation of any representation, warranty, covenant or agreement contained in this Agreement which would have a Corporation Adverse Effect which is not curable or, if curable, is not cured within thirty (30) days after written notice of such breach is given by Acquiror to the party committing such breach.

          (b) This Agreement may be terminated and the Merger may be abandoned at any time on or prior to the close of business on November 15, 1997 by the CEO of Acquiror if such person determines, in her sole discretion, as the result of the Acquiror's legal and financial due diligence with respect to the Corporation, that such termination is desirable and in the best interests of Acquiror.

      10.5 Effect of Termination and Abandonment.
           -------------------------------------

          (a) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this ARTICLE X, no party hereto (or any of its
                               ---------
directors or officers) shall have any liability or further obligation to any other party to this Agreement except as provided in SECTION 10.5(b), SECTION
                                                    --------------   -------
8.10, SECTION 11.6 and SECTION 11.7 below, and except that nothing herein will
----  ------------     ------------
relieve any party from liability for any breach of this Agreement.

          (b) In the event that any person shall have made an Acquisition Proposal for the Corporation and thereafter the Agreement is terminated by either party (other than pursuant to the breach of this Agreement by Acquiror) then the Corporation, if requested by Acquiror, shall, subject to the provisions set forth below, promptly, but in no event later than five (5) business days after the date of such request, pay Acquiror a fee equal to all reasonable fees and expenses incurred by Acquiror in connection with the transaction contemplated by this transaction as reflected upon an invoice prepared by Acquiror and delivered to the Corporation, but in no event shall exceed $250,000; provided, that no fee shall be payable to Acquiror pursuant to this
SECTION 10.5(b) unless and until (i) any person (other than Acquiror) (an
---------------
"Acquiring Party") has entered into a definitive agreement to acquire, by purchase, merger, consolidation, sale, assignment, lease, transfer or otherwise, in a transaction or a series of transactions, a majority of the voting power of the outstanding securities of the Corporation or fifty percent (50%) or more of the assets of the Corporation, (ii) there has been executed a definitive agreement with respect to a consolidation, merger or similar transaction between the Corporation and an Acquiring Party in which the stockholders of the Corporation immediately prior to such proposed consolidation, merger or similar transaction do not own securities representing at least fifty percent (50%) of the outstanding voting power of the surviving entity (or, if applicable, any entity in control of such Acquiring Party) of such proposed consolidation, merger or similar transaction immediately following the consummation thereof, or
(iii) an Acquiring Party, or any "group" (as such term is defined under Section 13(d) of the Exchange Act) acquires beneficial ownership or the right to acquire beneficial ownership of fifty percent (50%) of the common stock of the Corporation, whether by tender offer, exchange offer or otherwise (any such transaction described in clauses (i) through (iii) being a "Business Combination"). The Corporation acknowledges that the agreements contained in this SECTION 10.5(b) are an integral part of the transactions contemplated in
     --------------
this Agreement, and that, without these agreements, Acquiror and Merger Sub would not enter into this Agreement; accordingly, if the Corporation fails to promptly pay the amount due pursuant to this SECTION 10.5(b), and, in order to
                                             --------------
obtain such payment, Acquiror or Merger Sub commences a suit which results in a judgment against the Corporation for the fee set forth in this paragraph (b), the non-prevailing party shall pay to the prevailing party its costs and expenses (including reasonable attorneys' fees) in connection with such suit, together with interest on the amount of the fee at the prime rate of Banque Paribas in effect on the date such payment was required to be made.

     10.6 Extension, Waiver.  At any time prior to the Effective Time of the
          -----------------
Merger, any party hereto, by action taken by its Board of Directors or a committee thereof, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and
(ii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE XI
                                   ----------

                               GENERAL PROVISIONS

     11.1 Survival of Representations, Warranties and Agreements.  All
          ------------------------------------------------------
representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall be deemed to the extent expressly provided herein to be conditions to the Merger and shall survive the Merger for a period of one (1) year following the Closing; provided, however, that the agreements contained in ARTICLE V and in SECTIONS 8.7 (a) - (e), 8.9,
                                 ---------        ---------------------   ---
11.6 and 11.7 shall continue in full force and effect indefinitely.
----     ----

     11.2 Notices.  Any notice required to be given hereunder shall be
          -------
sufficient if in writing, and sent by facsimile transmission and by courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

If to the Corporation:  MidSouth Practice Management, Inc.
                        889 Ridge Lake Boulevard, Suite 111

                        Memphis, Tennessee 38120
                        Attention: Dan Caldwell
                        FAX: (901) 766-2019

With a copy to:         Black, Bobango & Morgan
                        530 Oak Court Drive, Suite 345
                        Memphis, Tennessee 38117
                        Attention: John A. Bobango, Esq.
                        FAX: (901) 683-2553


If to the Surviving
Corporation:            Physician Health Corporation of MidSouth
                        889 Ridge Lake Boulevard, Suite 111
                        Memphis, Tennessee 38120
                        Attention: Dan Caldwell
                        FAX: (901) 766-2019

With a copy to:         Physician Health Corporation
                        990 Hammond Drive, Suite 300
                        Atlanta, Georgia 30328
                        Attention:  Sarah C. Garvin, Chief Executive Officer
                        FAX: (770) 673-1970

With a copy to:         Black, Bobango & Morgan
                        530 Oak Court Drive, Suite 345
                        Memphis, Tennessee 38117
                        Attention: John A. Bobango, Esq.
                        FAX: (901) 683-2553

With a copy to:         Jackson Walker L.L.P.
                        901 Main Street, Suite 6000
                        Dallas, Texas 75202
                        Attention:  James S. Ryan, III
                        FAX: (214) 953-5822

If to Acquiror:         Physician Health Corporation
                        990 Hammond Drive, Suite 300
                        Atlanta, Georgia 30328
                        Attention:  Sarah C. Garvin, Chief Executive Officer
                        FAX: (770) 673-1970

With a copy to:         Jackson Walker L.L.P.
                        901 Main Street, Suite 6000
                        Dallas, Texas 75202
                        Attention:  James S. Ryan, III
                        FAX: (214) 953-5822

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or mailed.

     11.3 Binding Effect, Benefit.  This Agreement shall be binding upon and
          -----------------------
shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of ARTICLE V and SECTIONS 8.7, 8.9, 11.6 and
                                       ---------     ------------  ---  ----
11.7 nothing in this Agreement, expressed or implied, is intended to confer on
----
any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     11.4 Entire Agreement.  This Agreement, the Exhibits, Corporation and
          ----------------
Acquiror Disclosure Letters and other documents and agreements among the parties hereto, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

     11.5 Amendment.  This Agreement may be amended by the parties hereto, by
          ---------
action taken by their respective Board of Directors or a committee thereof, at any time before or after approval of matters presented in connection with the Merger by the stockholders of the Corporation, but after any such stockholder approval no amendment shall be made which by law requires the further approval of stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     11.6 Alternative Dispute Resolution.
          ------------------------------

          The exclusive methods for resolution of disputes arising out of or relating to this Agreement or its terms shall be (i) the negotiation of the parties, (ii) mediation pursuant to the terms of SECTION 11.6(a); and/or (iii)
                                                 --------------
arbitration pursuant to the terms of SECTION 11.6(b).
                                     --------------

          (a) Mediation.  If a dispute arises out of or relates to this
              ---------
Agreement or its terms, and the parties fail to settle the dispute through negotiation, either party may elect to submit the dispute to a sole mediator. The parties shall select the mediator by mutual agreement or, if the parties fail to agree upon a mediator within thirty (30) days from the date of election to mediate, the mediator shall be selected by the American Arbitration Association. The Commercial Mediation Rules of the American Arbitration Association shall govern the mediation, including selection of the mediator if the parties cannot agree upon a mediator. The parties shall bear their own costs associated with the mediation and shall share equally the costs of the mediator. If the parties do not resolve the dispute within sixty (60) days from the commencement of the mediation and do not mutually agree to extend the sixty
(60) day period, either party may elect to submit the dispute to binding arbitration. The parties, their representatives, other participants and the mediator shall hold the existence, content and result of the mediation in confidence. The mediation shall be held in Atlanta, Georgia.

          (b) Arbitration.  Following mediation pursuant to the provisions of
              -----------
the foregoing SECTION 11.6(a) and upon the election of either party to submit
              ---------------
the dispute to binding arbitration, the dispute shall be submitted to a sole arbitrator, whose decision shall be final and binding on the parties. The parties shall select the arbitrator by mutual agreement or, if the parties fail to agree upon an arbitrator within thirty (30) days from the date of the election to arbitrate, the arbitrator shall be selected by the American Arbitration Association. The Commercial Arbitration Rules of the American Arbitration Association shall govern the arbitration, including the selection of the arbitrator if the parties cannot agree upon the arbitrator. The parties shall bear their own costs associated with the arbitration and shall share
equally the costs of the arbitrator.   In the event that either party fails to
comply with the terms of the arbitrator's final decision within twelve (12) months of said decision, either party may petition a court of competent jurisdiction to enter a judgment based upon the arbitrator's final decision. Other than petitioning a court to enter a judgment based upon the arbitrator's final decision, the parties, their representatives, other participants and the arbitrator shall hold the existence, content and result of the arbitration in confidence. The arbitration shall be held in Atlanta, Georgia.

          (c) Equitable Remedies Pending Mediation/Arbitration.  Nothing in this
              ------------------------------------------------
SECTION 11.6 shall be construed to preclude any party from seeking injunctive
------------
relief in order to protect its rights pending mediation/arbitration.

     11.7 Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of Georgia without regard to its rules of conflict of laws.

     11.8 Counterparts.  This Agreement may be executed by the parties hereto in
          ------------
separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

     11.9 Headings.  Headings of the Articles and Sections of this Agreement are
          --------
for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

    11.10 Interpretation.  In this Agreement, unless the context otherwise
          --------------
requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa.

    11.11 Waivers.  Except as provided in this Agreement, no action taken
          -------
pursuant to this Agreement, including without limitation any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

    11.12 Incorporation of Exhibits and Disclosure Letters.  All Exhibits
          ------------------------------------------------
attached hereto and referred to herein and the Corporation Disclosure Letter and Acquiror Disclosure Letter referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

    11.13 Severability.  If for any reason whatsoever, any one or more of the
          ------------
provisions of this Agreement shall be held or deemed to be inoperative, unenforceable or invalid as applied to any particular case or in all cases, such circumstances shall not have the effect of rendering such provision invalid in any other case or of rendering any of the other provisions of this Agreement inoperative, unenforceable or invalid.

    11.14 Obligation of Acquiror.  Acquiror shall cause Merger Sub to perform
          ----------------------
each of its duties and obligations under this Agreement.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first herein above written.

                              THE CORPORATION:
                              ---------------

                              MIDSOUTH PRACTICE MANAGEMENT, INC.


                              By:
                                  -----------------------------------

                              Title:
                                     --------------------------------


                              ACQUIROR:
                              --------

                              PHYSICIAN HEALTH CORPORATION


                              By:
                                   -----------------------------------
                                    Sarah C. Garvin, CEO


                              MERGER SUB:
                              ----------

                              PHC TENNESSEE ACQUISITION SUBSIDIARY
                              I, INC.


                              By:
                                  -----------------------------------
                                    Sarah C. Garvin, President